r.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

URBAN OUTFITTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, June 7, 2022 (the “Annual Meeting”).  In light of the successful use of virtual meetings in 2020 and 2021, we will again conduct our Annual Meeting in a virtual format, via live audio webcast.  We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, employees and other stakeholders.  During the virtual meeting, you may ask questions and will be able to vote your shares electronically.  Shareholders can access the Annual Meeting by visiting https://web.lumiagm.com/270154195 (password: urban2022).

The matters to be considered and voted upon are described in the 2022 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement and vote your shares at the meeting, over the Internet, by telephone or, if you received one, by signing and dating the paper copy of the proxy card and returning it promptly.

I look forward to your virtual participation at the Annual Meeting where we will review the business and operations of Urban Outfitters, Inc.

Sincerely,

Richard A. Hayne Chairman of the Board

DATE: April 1, 2022

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2022

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) will be conducted as follows:

Date:June 7, 2022

Time:10:30 a.m.

Means:

Virtual meeting only, via live audio webcast at https://web.lumiagm.com/270154195 (password: urban2022). During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or obtained in the manner prescribed by your nominee.

We encourage you to access the meeting prior to the start time to allow time for check in. Please note that there is no in-person annual meeting for you to attend.

Purpose:	1. To elect ten directors to serve a term expiring at the Annual Meeting of Shareholders in 2023.
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2023.

3. To approve the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan.

4.  To hold an advisory vote to approve executive compensation.

5. To consider and vote on a shareholder proposal, as described in the accompanying proxy statement, if properly presented at the Annual Meeting of Shareholders (the “Shareholder Proposal”).

6. To transact such other business as may properly come before the Annual Meeting of Shareholders.

The Board of Directors of the Company unanimously recommends that you vote “FOR” the election of each of the nominees for director listed in Proposal 1, “FOR” Proposals 2, 3 and 4 and “AGAINST” Proposal 5, if it is properly presented at the Annual Meeting of Shareholders.

The Board of Directors of the Company has fixed April 1, 2022, as the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

Azeez Hayne
Secretary

DATE: April 1, 2022

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Urban Outfitters, Inc. (the “Company”) is furnishing this proxy statement to solicit proxies from the Company’s shareholders for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Tuesday, June 7, 2022, at 10:30 a.m., and any adjournments or postponements thereof. In light of the successful use of virtual meetings in 2020 and 2021, we will conduct our Annual Meeting in a virtual format, via live audio webcast at https://web.lumiagm.com/270154195. The Company believes that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, employees and other stakeholders. During the virtual meeting, shareholders may ask questions and will be able to vote their shares electronically.

The Company is making its proxy statement (this “Proxy Statement”) and its annual report to shareholders available electronically via the Internet. On or before April 28, 2022, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report and how to vote. Shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail, although a proxy card will be mailed separately to each shareholder that beneficially owns more than 1,000 of the Company’s common shares, par value $.0001 per share (the “Common Shares”). If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on April 1, 2022 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. On March 11, 2022, there were 95,661,980 Common Shares outstanding. Shareholders of record on the Record Date may vote (i) by Internet by visiting the website specified in the Notice and on the proxy card, (ii) by telephone using the instructions provided in the Notice and on the proxy card, (iii) electronically at the Annual Meeting or (iv) by marking, executing and returning the proxy card, in accordance with the instructions thereon. Shareholders who hold their Common Shares in “street name” through a bank, broker or other holder of record (a “nominee”) must vote their Common Shares in the manner prescribed by their nominee.

Presence at the Annual Meeting, via webcast or by proxy, of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum, which is required for the Company to conduct business at the Annual Meeting. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting. When voting is properly authorized over the Internet, by telephone or electronically at the Annual Meeting or proxy cards are properly dated, executed and returned, the Common Shares will be voted in accordance with the instructions of the shareholder.

Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting electronically at the Annual Meeting, by executing a subsequent proxy card or by submitting a subsequent proxy over the Internet or by telephone. Shareholders who hold their Common Shares in “street name” must obtain a legal proxy from their nominee in order to vote at the Annual Meeting and must otherwise follow instructions provided by their nominee with respect to revocation of voting instructions. After obtaining a legal proxy from their nominee, shareholders who hold their Common Shares in “street name” may register to attend the Annual Meeting by submitting proof of their legal proxy reflecting the number of their shares along with their name and email address to American Stock Transfer & Trust Company, LLC (“AST”). Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730.  Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn:  Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2022.  Shareholders who hold their Common Shares in “street name” and register to attend the Annual Meeting will receive confirmation of registration by email after AST receives their registration materials.

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by nominees. When a shareholder who holds his or her Common Shares in “street name” does not provide voting instructions to his or her nominee, the nominee may not vote those shares on matters deemed non-routine (referred to as broker non-votes). Proposals 1, 3, 4 and 5 below are non-routine matters.

Signed but unmarked proxy cards will be voted “FOR” the election of each of the nominees for director listed in Proposal 1, “FOR” Proposals 2 through 4, “AGAINST” Proposal 5 and in accordance with the judgment of the persons voting the proxies with respect to such other matters as may come before the Annual Meeting and any adjournments or postponements thereof.

Proposal Number	Item	Votes Required for Approval	Effect of Abstentions	Uninstructed Shares/Effect of Broker Non-votes

1	Election of directors	Affirmative vote of a majority of the votes cast (a “Majority Vote”) with respect to each nominee	No effect	Not voted/No effect

2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for Fiscal Year 2023	Majority Vote	No effect	Discretionary vote by nominee

3	Approval of the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan	Majority Vote	No effect	Not voted/No effect

4	Advisory, non-binding vote to approve executive compensation	Majority Vote	No effect	Not voted/No effect

5	Shareholder Proposal	Majority Vote	No effect	Not voted/No effect

PROPOSAL 1.    ELECTION OF DIRECTORS

The Company’s Amended and Restated By-laws (the “By-laws”) provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently, there are eleven directors, nine of whom are standing for re-election. In addition, a tenth director is nominated for election for the first time. Each director elected shall serve for a term of one year and until a successor is elected and qualified.

Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

A nominee for election as a director must receive a majority of the votes cast to be elected. A majority of the votes cast means that the number of the votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Each shareholder is entitled to only one vote per share in the election of directors and each director nominee is voted upon separately. If an incumbent director who is a candidate for re-election is not elected, the director will be deemed to have tendered his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken, and the Board of Directors will be required to act on the Nominating Committee’s recommendation and disclose its decision and the rationale for the decision.

The nominees for re-election to the Board of Directors are Edward N. Antoian, Kelly Campbell, Harry S. Cherken, Jr., Margaret A. Hayne, Richard A. Hayne, Amin N. Maredia, Wesley S. McDonald, Todd R. Morgenfeld and John C. Mulliken. The nominee for election to the Board of Directors for the first time is Mary C. Egan.  Sukhinder Singh Cassidy and Elizbeth Ann Lambert are not standing for re-election, and the Company thanks them for their service and many contributions to the Company.  The Board of Directors has determined that eight of the nominees, Messrs. Edward N. Antoian, Harry S. Cherken, Jr., Amin N. Maredia, Wesley S. McDonald, Todd R. Morgenfeld, John C. Mulliken, Ms. Kelly Campbell and Mary C. Egan, as well as Ms. Elizabeth Ann Lambert and Ms. Sukhinder Singh Cassidy, who are not standing for re-election, were independent under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). The Board of Directors believes that all of its directors possess personal and professional integrity, good judgment, a high level of ability and business acumen, and have performed exceptionally well in their respective time served as directors.

EDWARD N. ANTOIAN	Director Since 2011

Mr. Antoian, 66, is a partner of and Founder of Zeke Capital Advisors, a financial advisory firm. From 1997 until March 2019, Mr. Antoian was a partner and Senior Portfolio Manager at Chartwell Investment Partners.  Prior to that, Mr. Antoian worked at Delaware Management Co. as a Senior Portfolio Manager and at E.F. Hutton in Institutional Sales and as a certified public accountant for Price Waterhouse. Mr. Antoian holds an MBA in Finance and has financial and investment experience as a result of his experience as a CFA, CPA, financial advisor and portfolio manager. Mr. Antoian serves as a director of a not-for-profit entity and two private companies. As an independent director, Mr. Antoian brings his in-depth understanding of, and expertise in, finance and accounting to the Board of Directors.

KELLY CAMPBELL	Director Since 2021

Ms. Campbell, 44, has served as President of Peacock, NBCUniversal’s streaming service, since November 1, 2021.  Prior to joining Peacock, Ms. Campbell served as President of Hulu from February 2020 to October 2021 and as Chief Marketing Officer of Hulu from August 2017 to February 2020. From 2005 to 2017, Ms. Campbell held a variety of roles at Google across the Google Ads and Google Cloud businesses.  Ms. Campbell brings a wealth of knowledge and experience about marketing and subscription businesses to the Board of Directors.  Ms. Campbell was initially identified by Diversified Search, an outside search firm.

HARRY S. CHERKEN, JR.	Director Since 1989

Mr. Cherken, 72, is Senior Counsel at the law firm of Faegre Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania.  He was previously a partner of that firm from November 1984 to January 2020, is a former managing partner of that firm and also served as either Chair or Co-Chair of its Real Estate Group for 18 years. As a real estate lawyer for over 45 years representing public and private companies in the acquisition, construction, development, financing, leasing, management, consolidation and disposition of commercial real estate, he has extensive experience with various types of real estate transactions and retail leases, including negotiating real estate transactions and leases on behalf of the Company nearly from its inception. He also holds a Masters in Liberal Arts degree and serves as a trustee of various not-for-profit entities and academic institutions. In 2021, Mr. Cherken was appointed Honorary Consul for Philadelphia of the Republic of Armenia.

MARY C. EGAN	Nominee for Director

Ms. Egan, 54, has been serving as an independent strategy consultant to high growth private equity and venture-capital backed consumer companies since 2018, currently as principal of Egan Advisory Group. In 2013, Ms. Egan founded Gatheredtable, a consumer software as a service company offering customized meal planning, and served as its Chief Executive Officer until Gatheredtable was sold to a strategic buyer in 2018. From 2010 to 2012, Ms. Egan served as head of global strategy and corporate development for Starbucks Corporation and in 2012 led Starbucks’ food category in the Americas.  From 1996 to 2010, Ms. Egan was a management consultant and Managing Director at The Boston Consulting Group, where she partnered with several leading consumer and retail brands to develop and successfully implement aggressive growth strategies. Ms. Egan also serves on the board of directors of American Campus Communities, Inc. (NYSE: ACC) and Noodles & Company (NASDAQ: NDLS). Ms. Egan’s decades of experience partnering with management teams to develop and implement consumer-centric strategies for high growth omnichannel consumer brands, as well as working extensively with founders and entrepreneurs, gives her a unique set of skills to contribute to the Board of Directors. Ms. Egan was initially identified by Diversified Search, an outside search firm.

MARGARET A. HAYNE	Director Since 2013

Ms. Hayne, 63, joined the Company in August 1982. She is an over 35-year veteran of the retail and wholesale industry.  She has served as Co-President of the Company since October 2020 and as Chief Creative Officer of Urban Outfitters, Inc. since November 2013. Ms. Hayne previously served as Chief Executive Officer of Free People from August 2015 until October 2020 and President of Free People from March 2007 until August 2016. Richard A. Hayne, the Company’s current Chairman and Chief Executive Officer, is Ms. Hayne’s spouse. Azeez Hayne, Chief Administrative Officer and General Counsel of the Company, is Ms. Hayne’s nephew. As an employee of the Company for over 35 years and a director since 2013, Ms. Hayne brings a wealth of both Company-specific and industry-wide knowledge and experience to the Board of Directors.

RICHARD A. HAYNE	Director Since 1976

Mr. Hayne, 74, co-founded Urban Outfitters in 1970. He has been Chairman of the Board of Directors since the Company’s incorporation in 1976 and, until February 2016, also served as the Company’s President. Mr. Hayne served as the Company’s principal executive officer until 2007 and again beginning in January 2012. Margaret A. Hayne, Co-President and Chief Creative Officer of Urban Outfitters, Inc., is Mr. Hayne’s spouse. Azeez Hayne, Chief Administrative Officer and General Counsel of the Company, is Mr. Hayne’s nephew. Mr. Hayne’s long tenure leading the Company as Chairman of the Board of Directors, his tenure as principal executive officer and his exceptional leadership skills make him uniquely qualified to serve as a director.

AMIN N. MAREDIA	Director Since 2020

Mr. Maredia, 49, is a Co-founder of, and Managing Partner at Meaningful Partners, a consumer-focused fund that invests in purpose, mission and consumer relevant businesses in the consumer sector. Prior to co-founding Meaningful Partners in 2018, Mr. Maredia served as the Chief Executive Officer of Sprouts Farmers Market, Inc (“Sprouts”), the second largest healthy grocer in the United States, beginning in 2015 and also served on the board of directors of Sprouts. Mr. Maredia also served as Chief Financial Officer of Sprouts from 2011 to 2015. Before Sprouts, Mr. Maredia served in key global strategic roles at Burger King Corporation including leading strategy, global business development and finance.  Mr. Maredia has also been deeply involved in local and global community work for over two decades around health, education and economic development with various domestic and global organizations including the Aga Khan Development Network, the Sprouts Healthy Communities Foundation, Teach for America and Pratham USA. Mr. Maredia attended the Harvard Business School management program and has an undergraduate degree in Accounting from the University of Houston. Mr. Maredia’s in-depth experience in the consumer sector, including high growth omni-channel businesses, as well as his public company experience as Chief Executive Officer, Chief Financial Officer and board member brings valuable expertise to serve as a director.

WESLEY S. MCDONALD	Director Since 2019

Mr. McDonald, 59, has been retired since 2017.  Previously, he held the principal officer position of Chief Financial Officer of Kohl’s Corporation from 2015 to 2017, and prior thereto, he served as Senior Executive Vice President and Chief Financial Officer of Kohl’s beginning in 2010. Mr. McDonald began his tenure at Kohl’s in 2003 as its Executive Vice President and Chief Financial Officer. Before joining Kohl’s, Mr. McDonald served as Chief Financial Officer and Vice President of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation. Mr. McDonald currently serves on the Board of Directors of Wingstop Inc., which operates and franchises over 1,500 restaurants worldwide. Mr. McDonald’s experience as a chief financial officer and in other senior executive leadership roles working with publicly traded consumer products companies provides him with a distinctive set of qualifications and skills to serve as a director.

TODD R. MORGENFELD	Director Since 2019

Mr. Morgenfeld, 50, is the Chief Financial Officer and Head of Business Operations of Pinterest, Inc., a position he has held since 2019. From 2016 to 2019, he served as Chief Financial Officer of Pinterest, Inc. Before joining Pinterest, Mr. Morgenfeld served as Vice President of Finance at Twitter from 2015 to 2016 and Treasurer and Senior Vice President of Corporate Development and Corporate Financial Analytics for Hewlett-Packard Company from 2013 to 2015. Prior to his role at Hewlett-Packard, Mr. Morgenfeld was an investment partner at Silver Lake Partners from 2004 to 2013. Mr. Morgenfeld graduated first in his class from the United States Military Academy and also holds an MBA degree from Stanford University. Mr. Morgenfeld has served as a director of a not-for-profit entity and as chairman of the board and member of the audit committee of a public company. His significant finance and consumer internet experience provides valuable expertise to the Board of Directors.

JOHN C. MULLIKEN	Director Since 2020

Mr. Mulliken, 49, currently serves as a Senior Advisor with The Boston Consulting Group (“BCG”), a global management consulting firm where Mr. Mulliken previously served as a management consultant on topics of retail, consumer goods and technology, and a frequent advisor to high growth technology companies. Prior to re-joining BCG in 2020, Mr. Mulliken served on the executive team at Wayfair Inc. for a decade, serving as Chief Technology Officer and Senior Vice President of Strategic Initiatives. Mr. Mulliken founded and led several lifestyle brands including Joss & Main and Birch Lane.  He also led the acquisition and integration of DwellStudio as well as the ground-up creation of a proprietary ad tech business and tech stack.  Mr. Mulliken previously served as the Chief Integrated Product Officer at IndigoAg, an agricultural technology company.  Mr. Mulliken also serves on the board at Bombas, a direct-to-consumer apparel company. Mr. Mulliken has a 25-year track record of leading innovation and growth as a technology executive and management consultant.  Mr. Mulliken earned his undergraduate degree in Mathematics from Reed College and his MBA in Corporate Finance from London Business School. Mr. Mulliken’s decades of experience in ecommerce and multichannel retail as Chief Technology Officer and member of the executive team of a publicly traded company, as well as a strategy consultant and independent director, provides him valuable perspective as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE AT URBAN OUTFITTERS

Governance Summary & Highlights

We are committed to corporate governance practices that promote long-term value creation, transparency and accountability to our shareholders. The Company and the Board of Directors engage with shareholders in an effort to ensure that management and the Board are focused on, and responsive to, investor priorities and concerns.

After extensive shareholder engagement efforts and evaluation of best practices over the past several years, the Board of Directors has adopted numerous governance changes, including:

•	declassifying the Board of Directors,
•	adopting a majority voting standard for director candidates,
•	appointing a lead independent director,
•	adopting a proxy access bylaw, and
•	holding annual say-on-pay votes.

In addition, the Company has substantially increased the number of independent Directors on the Board of Directors and significantly diversified the Board of Directors on multiple dimensions. In recent years, the Board of Directors has added multi-channel retail, financial, technology and consumer-sector expertise to the Board of Directors. If all director nominees are elected at the Annual Meeting, female Directors will make up 30% of the Board of Directors. For the fifth consecutive year, female Directors make up more than 25% of the Board of Directors. The Company will continue to seek new skills sets for the Board of Directors and to enhance overall diversity in board recruitment efforts going forward.

The matrix below provides summary information regarding the candidates for and current Board of Directors in an easy-to-read format.

Board of Directors
	Edward N. Antoian	Kelly Campbell	Sukhinder Singh Cassidy	Harry S. Cherken, Jr.	Mary C. Egan	Margaret A. Hayne	Richard A. Hayne	Elizabeth Ann Lambert	Amin N. Maredia	Wesley S. McDonald	Todd R. Morgenfeld	John C. Mulliken
Standing for Re-Election	Yes	Yes	No	Yes		Yes	Yes	No	Yes	Yes	Yes	Yes
Chairman of the Board							X
Lead Independent Director	X
Committee Memberships
Audit	X									Chair	X
Compensation and Leadership Development								X	X	X	Chair
Nominating and Governance			Chair					X				X
Demographic & Background
Independent Director (NASDAQ Criteria)	Yes	Yes	Yes	Yes	Yes	No	No	Yes	Yes	Yes	Yes	Yes
Tenure (years)	11	-	5	33	-	9	46	8	1	3	3	1
Age	66	43	52	72	54	63	74	58	49	59	50	49
Gender	Male	Female	Female	Male	Female	Female	Male	Female	Male	Male	Male	Male

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian (other than South Asian)
Indian/South Asian	1	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Middle Eastern/North African		1
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1
Directors who have Military Experience	1

 Board of Directors

Our business is managed under the direction of our Board of Directors in accordance with the Pennsylvania Business Corporation Law of 1988 and our By-laws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman of the Board of Directors (the “Chairman”), the Chief Financial Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board of Directors and its committees. In addition, to promote open discussion among our non-employee directors, those directors meet in regularly scheduled executive sessions without the participation of management or employee directors.

The foundation for our corporate governance is the Board of Directors’ policy that a majority of the members of the Board of Directors should be independent. We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the U.S. Securities and Exchange Commission (the “SEC”) and current NASDAQ Marketplace Rules regarding corporate governance policies and procedures. Our corporate governance documents comply with all applicable requirements.

In accordance with our By-laws, our Board of Directors has specified that the number of directors will be reduced from eleven to ten, effective as of the date of the Annual Meeting.  Currently, there are eleven directors, nine of whom are non-employee directors. The Board of Directors has determined that none of the nine current non-employee directors have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each meets the objective requirement of “independence” under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these nine directors is an “independent” director under the standards currently set forth in the NASDAQ Marketplace Rules. Neither Richard A. Hayne nor Margaret A. Hayne is independent. See also “—Audit Committee” below.

The Board of Directors currently combines the role of Chairman and the role of Chief Executive Officer. Richard A. Hayne currently serves in both of these positions. The Board of Directors believes this is the most efficient and effective leadership structure for the Company at this time. Mr. Hayne is the co-founder of the Company and has been its Chairman since the Company’s incorporation in 1976, and as such, the Board of Directors believes that he is uniquely qualified through his experience and expertise to set the agenda for, and lead discussions of, strategic issues for the Company at the board level. Mr. Hayne has been instrumental in the Company’s historical success and is in large part responsible for the Company’s substantial growth since its inception.

The Board of Directors believes that the Company’s corporate governance structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of the non-management directors and includes several effective oversight mechanisms.  The Company’s corporate governance structure includes, but is not limited to, the following components:  (i) the Board of Directors is comprised of a majority of independent directors; (ii) following most meetings of the Board of Directors, the independent directors meet in executive session without the Chairman present to review, among other things, his performance as Chief Executive Officer; and (iii) various committees of the Board of Directors composed of only independent directors perform oversight functions independent of management, such as overseeing the integrity of the Company’s financial statements, senior executive compensation (including the compensation of the Chief Executive Officer) and the selection and evaluation of directors. Accordingly, the Board of Directors believes that requiring that the Chairman be a non-management director would weaken the Company’s leadership structure without providing any added benefit beyond that already achieved by its existing governance structure. The Board of Directors retains authority to modify this structure as it deems appropriate.

In order to enhance the Board of Directors’ active and objective oversight of our management, the Board of Directors annually elects one of its independent directors to serve in a lead capacity (the “Lead Director”). Edward N. Antoian has been elected by the Board of Directors to serve as the Lead Director since 2018. The duties of the Lead Director are to (i) preside at all meetings of the Board of Directors at which the Chairman is not present, including any executive sessions of the independent directors, (ii) call meetings of the independent directors, (iii) serve as the principal liaison between the Chairman and the independent directors, (iv) approve the frequency of meetings of the Board of Directors and meeting agendas and schedules, (v) be available, when appropriate and when the Chairman is not available, for consultation and direct communication with shareholders of the Company, and (vi) review the Lead Director Charter on an annual basis and recommend to the Board of Directors for approval any modifications or changes. A copy of the charter for the Lead Director is available on the Company’s corporate website, www.urbn.com.

During Fiscal 2022, the Board of Directors held four meetings. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors and all committees on which he or she sits, except Ms. Campbell, who was not elected to the Board of Directors until December 2021.  All references in this Proxy Statement to our fiscal years refer to the fiscal years ended on January 31 in those years. For example, “Fiscal 2022” refers to the Company’s fiscal year ended January 31, 2022.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation and Leadership Development Committee (“Compensation Committee”) and a Nominating and Governance Committee. The charters of these committees have been approved by our Board of Directors and are available on the Company’s corporate website at www.urbn.com.

Audit Committee

The Audit Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Audit Committee with any recommended changes approved by the Board of Directors. The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to: (1) appoint (and terminate), compensate and oversee the work of the independent accountants, including the audit plan, scope and procedures; (2) pre-approve, in accordance with its pre-approval policies, all audit services and permissible non-audit services provided by the independent accountants to the Company; (3) confirm and assure the independence of the independent accountants by reviewing and discussing the formal written statement and other periodic written reports received from the independent accountants regarding their objectivity and independence, including statements concerning other relationships and services that may affect their independence; (4) set clear hiring policies for employees and former employees of the independent accountants; (5) consider and review with management, the independent accountants and management of the Company’s internal audit department the adequacy and effectiveness of the Company’s internal controls, including processes for identifying significant risks or exposures (as further discussed in “—Risk Management” below) and elicit recommendations for the improvement of such internal control procedures where desirable; (6) review with the independent accountants and management (i) the Company’s financial reporting (including financial statements and related footnotes), (ii) any significant changes required in the independent accountants’ audit plan, (iii) any material difficulties or disputes with management encountered during the course of the audit, (iv) other matters related to the conduct of the audit, (v) any material written communications provided by the independent accountants to management and the Company’s response to those communications and (vi) any legal and regulatory matters that may have a material impact on the financial statements; (7) review the appointment, replacement, reassignment or dismissal of management of the Company’s internal audit function; (8) review and approve all related-party transactions; (9) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding these issues; (10) report committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate; (11) prepare the audit committee report required to be filed with the SEC; (12) investigate any matter brought to its attention within the scope of the Audit Committee’s duties, with the power to retain and determine the appropriate compensation for independent legal, accounting, financial and other advisors as the Audit Committee may deem necessary or appropriate to carry out its duties, at the expense of the Company; and (13) enforce the Company’s Code of Conduct and Ethics (the “Code of Conduct”). The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has determined that each member of the Audit Committee is independent under the independence standards discussed above, and that each member meets the additional independence standards applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ Marketplace Rules. In addition, the Board of Directors has determined that each of the current directors serving on the Audit Committee, Wesley S. McDonald, Edward N. Antoian and Todd R. Morgenfeld, qualifies as an “audit committee financial expert” in accordance with the definition set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the SEC. In Fiscal 2022, the Audit Committee met eight times.

Compensation Committee

The Compensation Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Compensation Committee with any recommended changes approved by the Board of Directors. The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs including our stock incentive plans. The Compensation Committee: (1) annually reviews and determines the compensation of the Chief Executive Officer and all other executive officers, including the use of cash incentives and deferred compensation plans; (2) determines the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue of 1986, as amended (the “Code”); (3) approves compensation programs and grants involving the use of the Common Shares and other equity securities; (4) appoints (based on the consideration of certain factors set forth in the Compensation Committee charter), compensates and oversees the work of the compensation consultant retained by the committee; (5) prepares an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (6) reviews and discusses with management plans and programs to support the selection, development and retention of future leadership for the Company. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules. For a discussion of the role of executive officers and compensation consultants in determining executive and director compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Design of Compensation Program” and “—Operation and Process—Role of Executive Officers in Establishing Compensation.” In Fiscal 2022, the Compensation Committee met four times.

Nominating Committee

The Nominating Committee operates under a written charter that has been approved by the Board of Directors. The charter is reviewed annually by the Nominating Committee with any recommended changes approved by the Board of Directors. The Nominating Committee, in consultation with our Chairman: (1) recommends to the Board of Directors for its selection (i) potential nominees for director to stand for election at the Company’s annual meeting of shareholders, including without limitation, those proposed by shareholders and (ii) individuals to be considered by the Board of Directors to fill vacancies; (2) establishes criteria for selecting new directors; (3) conducts, or causes to be conducted, background and qualifications checks of new director candidates; and (4) evaluates directors before nomination for re-election. The Nominating Committee also periodically reviews the Company’s corporate governance policies and practices and recommends to the Board of Directors any appropriate modifications. The Board of Directors has determined that each member of the Nominating Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules. In Fiscal 2022, the Nominating Committee met four times.

Director Nominations

The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee seeks individuals with diverse experience from traditional corporate environments as well as from other sources who are qualified to be directors based on the Nominating Committee’s judgment of the potential candidate’s experience, skills and knowledge of business and management practices. If needed, the Nominating Committee will use a third-party search firm to assist in finding director candidates.

The Nominating Committee considers the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board of Directors, although it does not have a formal policy. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board of Directors. The Nominating Committee strives to broaden the knowledge and viewpoints of the members of the Board of Directors. Therefore, the Board of Directors, as a unit, possesses the appropriate skills and experience to oversee the Company’s business.

The nominees for election to the Board of Directors consist of individuals with several different areas of expertise, including physical and digital retail, creative and design, brand strategy, social media, finance and accounting, hospitality, law, technology and consumer-sector experience.

The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors and will evaluate such qualified persons in the same manner as other identified candidates, when submitted prior to the applicable shareholder proposal date referred to in the “Proposals for 2023 Annual Meeting” section of this Proxy Statement, provided such recommendations comply with the applicable procedures in the Company’s By-laws, which are summarized in that section. Shareholders may submit director recommendations in writing to the Nominating Committee at Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112-1495. Such recommendations must also include: (i) sufficient biographical information about the proposed nominee to permit the Nominating Committee to evaluate his or her qualifications and experience and (ii) the nominee’s consent to being named in the proxy statement and to serving as a director if elected.

Risk Management

The Board of Directors is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, but the full Board of Directors has retained responsibility for general oversight of risks. The Audit Committee, pursuant to its charter, considers and reviews with management, the Company’s internal audit department and the independent registered public accounting firm the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvements of such procedures where desirable.  Among other risks, the Audit Committee periodically reviews the Company’s data security and privacy policies, procedures and risks. The Company’s Data Protection Officer reports to the Audit Committee at least quarterly and provides the Audit Committee updates regarding the Company’s data privacy environment. The Company’s Chief Information Security Officer reports to the Audit Committee at least annually regarding the Company’s data security environment.   In addition to the Audit Committee’s role, the full Board of Directors is involved in oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities, regularly reviewing and analyzing the Company’s investment portfolio and accompanying risk levels and reviewing and analyzing inventory risk each quarter as part of the review of quarterly financial statements. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto and to report all other matters directly to the Board of Directors as a whole. Members of the Company’s senior management have an open line of communication to the Board of Directors and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise. In addition, the Company maintains an Impact Committee, co-chaired by URBN’s Chief Sourcing Officer and its Chief Administrative Officer. The Impact Committee maintains functional Working Groups that focus on three areas: Environmental & Social, Data Privacy & Security, and Governance. The Impact Committee reports to the Board of Directors at least annually.

In addition to the Audit Committee, the Compensation Committee considers the risks that may be implicated with executive compensation, as discussed in “Compensation of Executive Officers—Compensation Discussion and Analysis—Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives—Setting Performance Criteria and Targets.”

Communications with Directors

Shareholders may communicate with members of the Company’s Board of Directors by writing, as applicable, to the full Board of Directors, a particular committee or a specific director at Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112-1495. The Company’s telephone number is (215) 454-5500 and its fax number is (215) 454-4660.

Annual Meeting

Pursuant to Company policy, the directors are expected to attend the Company’s annual meetings of shareholders. All of the Company’s current directors attended last year’s annual meeting of shareholders, except Ms. Campbell, who was not elected to the Board of Directors until December 2021.

Code of Conduct and Ethics

The Company has had a written code of conduct for a number of years. The Code of Conduct applies to the Company’s directors and employees, including its Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code of Conduct includes guidelines relating to compliance with laws, including anti-bribery and illegal payment laws, the ethical handling of actual or potential conflicts of interest, the use of corporate opportunities, the protection and use of the Company’s confidential information, the acceptance of gifts and business courtesies, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code of Conduct. The Code of Conduct is available on the Company’s corporate website at www.urbn.com. The Company intends to post any amendments to the Code of Conduct and also to disclose any waivers (to the extent applicable to the Company’s executive officers and directors) on its website.

PROPOSAL 2.    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2023

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting for Fiscal 2023 and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Board of Directors proposes and recommends that shareholders ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Fiscal 2023.

More information concerning the relationship of the Company with its independent registered public accounting firm appears above under the heading “Corporate Governance at Urban Outfitters—Audit Committee” and below under the headings “Relationships with Auditors” and “Audit Committee Report.”

If the shareholders do not ratify the appointment, the Audit Committee will take such vote into account in considering the retention of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL 3.   APPROVAL OF THE AMENDED AND RESTATED URBAN OUTFITTERS 2017 STOCK INCENTIVE PLAN

At the meeting, you will be asked to approve the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan (the “Amended 2017 Plan”). The Board of Directors originally approved the Urban Outfitters 2017 Stock Incentive Plan on December 12, 2016 (the “2017 Plan”) and our shareholders approved the 2017 Plan at the 2017 Annual Meeting on May 23, 2017. The Board of Directors approved the Amended 2017 Plan on March 25, 2022. The Amended 2017 Plan is being submitted for your approval in accordance with NASDAQ Marketplace Rules and to obtain favorable federal income tax treatment for incentive stock options under Section 422 of the Code.

The term of the Amended 2017 Plan has not been extended and the Amended 2017 Plan will expire (as originally intended) on December 11, 2026. The number of shares available under the Amended 2017 Plan (6,096,720 shares) is limited to the shares not issued or subject to awards granted under the 2017 Plan as of the date of the amendment and restatement.  Further, any shares that cease to be subject to awards under the 2017 Plan as a result of forfeiture will be made available under the Amended 2017 Plan.

The Company has made certain other changes including: (i) establishing minimum vesting and performance periods for all awards (subject to some limited exceptions); (ii) eliminating Administrator discretion to accelerate vesting of time-based awards; (iii) providing that cash dividends on restricted stock will be paid upon vesting; (iv) providing for double-trigger vesting upon a change of control, and (v) eliminating certain requirements, on a going forward basis, related to performance-based compensation to reflect the changes to Section 162(m) of the Code in light of the Tax Cuts and Jobs Act, enacted on December 22, 2017. The Company adopted a clawback/recoupment policy in 2021 and Awards granted under the Amended 2017 Plan will be made subject to this policy.

The Amended 2017 Plan is attached as Appendix A to this Proxy Statement. The following description of the Amended 2017 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Amended 2017 Plan.

General

Common Shares Available. The Company had reserved 10,000,000 Common Shares for issuance under the 2017 Plan. As of March 25, 2022, the number of Common Shares that will be available for future grants under the Amended 2017 Plan is 6,096,720.  This limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the Amended 2017 Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued, net of the shares withheld or surrendered, will be counted against the number of Common Shares available under the Amended 2017 Plan.

No awards have been granted under the Amended 2017 Plan, subsequent to its adoption by the Board of Directors on March 25, 2022. As a result, no benefits or amounts that would have been received or allocated under the Amended 2017 Plan are determinable at this time. Accordingly, benefits or amounts which would have been granted for Fiscal 2022 if the Amended 2017 Plan had been in effect are also not determinable. The closing price of the Common Shares on March 24, 2022 was $25.42.

The minimum vesting schedule for awards under the Amended 2017 Plan (other than Stock grants) is the first anniversary of the grant date. The minimum vesting requirement does not apply to substitute awards granted in connection with a corporate transaction and grants to non-employee directors that vest on the earlier of the one-year anniversary of the grant date or the next annual meeting of shareholders. The number of shares available for grants to directors that provide for vesting earlier than the first anniversary of the grant date is limited to 5% of the shares available for grant under the Amended 2017 Plan.

Administration. Two committees have authority to administer the Amended 2017 Plan. The first committee, of which the Chairman of the Board is the sole member, administers the Amended 2017 Plan for awards that relate to 40,000 or fewer Common Shares and are made to individuals not subject to Section 16(b) of the Exchange Act, and who were not Named Executive Officers of the Company whose compensation was listed in the Summary Compensation Table of the Company’s most recent proxy filing or who is the Chief Executive Officer or the Chief Financial Officer of the Company immediately prior to the grant date. The Compensation Committee administers the Amended 2017 Plan for all other awards. These committees are referred to collectively as the “Administrator.” The Administrator has considerable discretion in setting the terms of awards granted to employees, consultants, and non-employee directors.

Types of Awards. Under the Amended 2017 Plan, the Administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units (including performance stock units) and stock grants.

Eligibility. Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Amended 2017 Plan. Non-employee directors and consultants are not eligible to receive incentive stock options. The Administrator selects the employees, non-employee directors and consultants who will receive options, stock appreciation rights, restricted stock awards, restricted stock units and stock grants under the Amended 2017 Plan. All of the Company’s approximately 23,000 employees and its 9 non-employee directors are currently eligible to receive awards under the Amended 2017 Plan, as well as a limited number of consultants, not currently determinable. The Company’s executive officers and directors have an interest in approval of the Amended 2017 Plan because it relates to the issuance of equity awards for which executive officers and directors may be eligible.

Stock Options

The Administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The Administrator determines the terms of the options, including the number of Common Shares subject to the option, the exercise price and when the option becomes exercisable. The option term of incentive stock options may not exceed ten years, and the per share exercise price of options may not be less than the fair market value of a Common Share on the date the option is granted.

When an employee, non-employee director or consultant terminates service with the Company, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to 30 days after termination of service, unless the award agreement provides otherwise. If the employee, non-employee director or consultant terminates his or her service with the Company due to disability, his or her options generally remain exercisable for up to six months after termination of service, unless the award agreement provides otherwise. If the employee, non-employee director or consultant terminates service with the Company due to death, or dies following his or her termination of service but prior to the expiration of the option, his or her options generally remain exercisable for up to six months after the date of the grantee’s death unless the award agreement provides otherwise.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or, if permitted by the Administrator, its equivalent. The Administrator may also permit an optionee to pay the exercise price by surrendering previously acquired Common Shares, by decreasing the number of Common Shares for which the option is exercisable, through a so-called “broker-financed transaction” or in any combination of such methods. The Administrator may permit or require an employee to pay any tax withholding obligation with Common Shares issuable upon the exercise of the non-qualified stock option or previously acquired shares.

Stock Appreciation Rights

The Administrator may award stock appreciation rights to employees, non-employee directors and consultants. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the fair market value on the date of grant. The Administrator determines when the stock appreciation right becomes exercisable and whether the appreciation will be paid in cash, Common Shares, or a combination of cash and Common Shares.

When an employee, non-employee director or consultant terminates service, dies or becomes disabled, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock

The Administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Common Shares that is subject to certain restrictions during a specified period. The Administrator determines the length of the restriction period and the conditions, such as an employee’s continued employment with the Company or the achievement of certain performance goals, which must be met for the restrictions to lapse. The Company holds the Common Shares during the restriction period, and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the Common Shares. Any cash dividends with respect to a grantee’s restricted stock will be paid to the grantee upon vesting.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the Compensation Committee are met or the Compensation Committee waives the performance goal in the case of death or disability. The Compensation Committee has discretion to exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost or approved corporate initiatives, and other matters that management may recommend to the Compensation Committee. In the case of a termination of service, the Compensation Committee may provide that the restrictions lapse with respect to a pro-rata portion of the number of shares that would have lapsed if the grantee had been employed on the last day of the performance period. The Compensation Committee may select one or more performance criteria for each performance stock award from the following list: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The criteria may be applied to the individual, a division, a component of the Company’s business, the Company and or one or more related corporations of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

Restricted Stock Units

The Administrator may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Common Share or cash equal to the fair market value of a Common Share, when the restricted stock unit vests. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests. The Administrator determines the conditions, such as continued service with the Company or the achievement of certain performance goals that must be met for restricted stock units to vest.

Performance stock units vest only to the extent performance goals established by the Compensation Committee are met or the Compensation Committee waives the performance goal in the case of death or disability. The Compensation Committee has discretion to exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost or approved corporate initiatives, and other matters that management may recommend to the Compensation Committee. In the case of a termination of service, the Compensation Committee may provide for the pro-rata vesting of performance stock units that would have vested if the grantee had been employed on the last day of the performance period. The Compensation Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards.

Stock Grants

The Administrator may make stock grants to employees, non-employee directors and consultants. Stock grants are fully vested when made.

Miscellaneous

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. Non-employee directors may transfer non-qualified stock options and stock appreciation rights to certain permitted transferees for no consideration, however, and the Administrator has the authority to permit similar transfers with respect to other non-qualified stock options and stock appreciation rights.

Clawback. A grantee’s right to receive or retain an award or any amount received thereunder, or to retain any profit or gain realized in connection with an award, is subject to the Clawback/Recoupment Policy adopted by the Company effective December 7, 2021 and as it may be amended from time to time.

No Discretion to Accelerate Vesting; Double Trigger Vesting Upon a Change in Control. The Administrator does not have discretion to accelerate the date on which options and stock appreciation rights may be exercised, and may not accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock) and restricted stock units (other than performance stock units). Upon a change in control of the Company (as defined in the Amended 2017 Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock (including performance stock) and restricted stock units (including performance stock units) become vested, in each case, upon the grantee’s involuntary termination of service without cause or upon the grantee’s resignation for “good reason” (in each case) as of (or within 12 months after) the change in control.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding Common Shares, the aggregate number and type of Common Shares subject to awards, together with the option exercise price, will be adjusted by the Administrator, as described in the Amended 2017 Plan. The Amended 2017 Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The Amended 2017 Plan also authorizes the Administrator to terminate the awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice.

Effective Date. The Amended 2017 Plan became effective on March 25, 2022, subject to shareholder approval. If the requisite shareholder approval is not obtained within 12 months, the Amended 2017 Plan and all awards granted under the Amended 2017 Plan will be null and void.

Amendment/Termination. The Administrator may amend outstanding awards. The Board of Directors may amend or suspend the Amended 2017 Plan. Shareholder approval, however, is required for any material amendment (as defined under applicable NASDAQ Marketplace Rules) to the Amended 2017 Plan, as well as for certain other amendments, such as an increase in the number of Common Shares authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the Amended 2017 Plan.

The Board of Directors may terminate the Amended 2017 Plan at any time and for any reason. No incentive stock options may be granted under the Amended 2017 Plan after December 11, 2026.

Federal Income Tax Consequences-Options

The Company has been advised that the federal income tax consequences of granting and exercising options under the Amended 2017 Plan are as follows (based on federal tax laws and regulations, as of January 1, 2022). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount.

The Company has registered the Common Shares available for issuance under the 2017 Plan pursuant to a Registration Statement on Form S-8 filed with the Commission on July 14, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED URBAN OUTFITTERS 2017 STOCK INCENTIVE PLAN.

PROPOSAL 4.    Shareholder advisory vote on executive
compensation

Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as set forth in this Proxy Statement. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. Based on an advisory vote at our 2017 Annual Meeting of Shareholders, it is our current policy to hold an advisory vote on the compensation of our named executive officers every year.

At the Company’s 2021 Annual Meeting of Shareholders, our shareholders approved, with approximately 89% of the votes cast, the compensation of our named executive officers. The Company welcomes our shareholders’ views on this subject, and our Board of Directors and Compensation Committee will carefully consider the outcome of this vote consistent with the best interests of all shareholders. As an advisory vote, however, the outcome is not binding on the Company, the Board of Directors or the Compensation Committee.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract, retain, and motivate executive and key employee talent in support of its primary objective of building compelling brands that connect with the customer on an emotional level. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the Fiscal 2022 compensation of our named executive officers. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION ABOVE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL 5.  SHAREHOLDER PROPOSAL REGARDING

SUPPLY CHAIN REPORT

The Company expects the following shareholder proposal (the “Shareholder Proposal”) to be presented for consideration at the Annual Meeting. The proposal quoted below was submitted by Teamster Affiliates Pension Plan, 25 Louisiana Ave., N.W. Washington, D.C. 20001, which beneficially owned at least $2,000 worth of Common Shares as of November 30, 2021.

Shareholder Proposal and Shareholder’s Supporting Statement

RESOLVED: Urban Outfitters, Inc.’s Board of Directors to prepare a report on the financial, reputational, and human rights risks resulting from the use in the Company’s supply chain and distribution networks of companies that misclassify employees as independent contractors. The report should be prepared at reasonable cost, omitting proprietary information and be available at least 90 days prior to the 2023 annual shareholders meeting.

Supporting Statement:

Urban Outfitters’ Vendor Code of Conduct & Responsible Sourcing Policy affirms it sources from companies complying with laws governing wages, hours and benefits; provides workers with clear terms of employment; does not subject employees to harassment and abuse; and respects workers’ right to freedom of association. The company’s Human Rights Policy complements this policy by emphasizing the importance of “human rights and sustainability issues” as to its “internal sourcing partners and external suppliers.” Nonetheless, Urban Outfitters fails to address an issue affecting reputational and financial risks and human rights concerns.

Supply chain disruptions are a major challenge facing retailers amid the COVID-19 pandemic. Exacerbating this is the fact some of the trucking companies used by retailers may misclassify their drivers as “independent contractors” rather than “employees.”

It is illegal for a company to “misclassify” workers as self-employed “independent contractors” if the company controls the manner and means of work, sets hours and wages, and otherwise treats them as “employees,” who are entitled to a minimum wage, overtime pay protections, and other benefits and rights guaranteed employees under federal and state law. The forgone wages, amount to “wage theft.”

Misclassification is a significant problem as some trucking companies misclassify drivers hauling goods from U.S. ports.

Following an award-winning, investigative series by USA Today, the paper’s editorial board compared exploitive independent contractor arrangements at southern California ports to “modern-day … indentured servitude,” prompting four U.S. Senators to demand major U.S. retailers cut ties with trucking companies showing such a “brazen disregard for … workers’ safety and rights.” The southern California ports process 40% of all U.S. shipping container traffic.

In response to this situation, the California Labor Commissioner’s office has over the past decade awarded more than $50 million to misclassified port drivers, while millions of dollars have been awarded in private litigation involving port drivers. According to a 2014 report by the National Employment Law Project, the Californian port trucking industry is potentially liable for $850 million in wage theft each year from misclassification. (https://www.nelp.org/ wp-content/uploads/2015/03/Big-Rig-Overhaul-Misclassification-Port-Truck-Drivers-Labor-Law-Enforcement.pdf)

Misclassification risk extends to retailers, given recent Californian legislation. A 2021 law, SB 338, indicates there could be 16,000 misclassified drivers in California’s ports and calls this largely “immigrant workforce” the “last American sharecroppers.” The law makes customers of port trucking companies jointly liable for future violations of labor, employment, and health and safety law by a trucking company that the California Labor Commissioner’s office has publicly identified as having previously violated these laws.

We urge shareholders to vote FOR this proposal.

The Board of Directors’ Response

After careful consideration, and for the reasons described below, the Board does not believe it is in the Company’s or its shareholders’ best interest to implement the Shareholder Proposal because:

•	the Company’s present practices and procedures appropriately and adequately address the concerns raised in the Shareholder Proposal; and
•	the adoption of the Shareholder Proposal would impose an unnecessary burden and expense on the Company without benefit to its shareholders.

The Shareholder Proposal is redundant because the Company already has adopted policies that address not only the economic risks that are the focus of the proposal, but also the fundamental rights and freedoms of the workers who supply products to the Company (“Workers”). The Company strongly supports freedom and human rights for Workers, and actively seeks to foster a culture of ethical behavior and integrity, free of coercion and intimidation. The Company is committed to making supplier decisions with legal, social and environmental factors in mind.

This commitment is embodied in the Company’s Vendor Code of Conduct and Responsible Sourcing Policy (the “Vendor and Supplier Code”), which sets forth standards for the Company’s vendors and suppliers and is available on the Company’s website.  The Vendor and Supplier Code addresses, among other things, employment practices, anti-discrimination and fair treatment, underage labor, wages, overtime and hours, benefits and the work-place environment.  The Vendor and Supplier Code does more than simply require reporting on human rights risks in the Company’s supply chain.  It prohibits those who do business with the Company from engaging in the type of conduct of concern to the Company and the proponents and requires vendors and their suppliers be in full compliance with all applicable laws and regulations of applicable jurisdictions, including those related to classification of workers.  The Company’s policy is not to do business with those who are in violation of its Vendor and Supplier Code.  Furthermore, the Vendor and Supplier Code provides a variety of resources to enable employees to report concerns or suspected violations.  The Company has a robust compliance program in place concerning the Vendor and Supplier Code – founded on third party audits – that is regularly monitored to ensure that vendors and suppliers are meeting important human rights standards and conditions of employment.

The Company’s commitment to legal and ethical business practices is also reflected in the Company’s Code of Conduct and Ethics (the “Code”), which is available on the Company’s investor relations page at Responsible Sourcing | Urban Outfitters, Inc. – IR Site (urbn.com).  The Code establishes policies and practices that address business ethics and a wide range of employment and workplace issues, including the health, wellness and safety of the Company’s employees, as well as unacceptable workplace conduct and harassment. The Company also employs a Social Compliance team to monitor the results of compliance assessments. The Social Compliance team receives ongoing training and continuing education on human rights and sustainability issues and shares their expertise with both internal sourcing partners and external suppliers.

The Company also does not believe that preparing a report on the risks resulting from the use in the Company’s supply chain and distribution networks of companies that misclassify employees as independent contractors would benefit our shareholders. In light of the existing policies and processes the Company maintains to avoid violations of Workers’ freedom and rights, as well as to address and minimize economic risks that might stem from such violations, the Board of Directors believes the additional reporting requested by the proposal is unnecessary. Rather, the burden and cost would far outweigh any benefits to shareholders. The Board of Directors believes that the proposal represents the potential for a diversion of resources with no corresponding benefit to the Company, Workers, customers or shareholders. The Company’s shareholders have rejected similar proposals relating to vendor practices and workers’ rights in previous years that would have also diverted the Company’s resources without appreciable benefits, most recently in 2019 and 2015.

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or its shareholders and recommends that you vote “AGAINST” Proposal 5.  Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL 5.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth herein and in the attached notice and customary procedural matters. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting such proxies.

COMPENSATION OF DIRECTORS

FISCAL 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(4) ($)	Total ($)
Edward N. Antoian	100,000	151,320(1)(2)(3)	—	251,320
Kelly Campbell	50,000	—	—	50,000
Sukhinder Singh Cassidy	100,000	151,320(1)(2)(3)	—	251,320
Harry S. Cherken, Jr.	100,000	151,320(1)(2)(3)	—	251,320
Elizabeth Ann Lambert	100,000	151,320(1)(2)(3)	—	251,320
Amin N. Maredia	100,000	151,320(1)(2)(3)	—	251,320
Wesley S. McDonald	100,000	151,320(1)(2)(3)	—	251,320
Todd R. Morgenfeld	100,000	151,320(1)(2)(3)	—	251,320
John C. Mulliken	100,000	151,320(1)(2)(3)	—	251,320

[1]

The grant date fair value of the Restricted Stock Units (RSUs) granted on June 8, 2021, was $38.80 per share, which equaled the stock price on the date of the grant.  The aggregate grant date fair value (“Aggregate Fair Value”) of these RSUs was $151,320 (3,900 shares x $38.80 per share) for each grantee.

[2]

Fiscal 2022 RSU expense for each grantee was $98,254 relating to the June 8, 2021, grant and $49,909 relating to a grant made on June 2, 2020.  The RSUs granted on June 2, 2020, had a grant date fair value of $17.99 per share, which also equaled the stock price on the date of grant. Messrs. Maredia and Mulliken were elected to the Board of Directors on November 30, 2020, and, therefore, did not receive the June 2, 2020, grant.

[3]

As of January 31, 2022, the total number of outstanding stock awards held by our current non-employee directors was as follows:  Mr. Antoian, 3,900; Ms. Campbell, 0; Ms. Singh Cassidy, 3,900; Mr. Cherken, 3,900; Ms. Lambert, 3,900; Mr. McDonald, 3,900; Mr. Morgenfeld, 3,900; Mr. Maredia, 3,900; and Mr. Mulliken, 3,900.

[4]

As of January 31, 2022, the total number of outstanding stock options held by our current non-employee directors was as follows: Mr. Antoian, 100,000; Ms. Campbell, 0; Ms. Singh Cassidy, 30,000; Mr. Cherken, 100,000; Ms. Lambert, 100,000; Mr. McDonald, 10,000; Mr. Morgenfeld, 15,000; Mr. Maredia, 0; and Mr. Mulliken, 0.

For a discussion of the methodology used to determine the fair value of awards in Fiscal 2022 and Fiscal 2021, please see the “Share-Based Compensation” note to the Company’s Consolidated Financial Statements for the fiscal year ended January 31, 2022, which is included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022.

Each non-employee director is paid two cash installments consisting of (i) a $50,000 payment in August, following the Company’s annual meeting of shareholders, and (ii) a $50,000 payment upon completion of the fiscal year.

During Fiscal 2022, the Company granted, on a discretionary basis, each non-employee director serving on June 7, 2021, 3,900 Restricted Stock Units (“RSUs”) under the 2017 Plan (as defined below). The grant date fair value of each RSU granted under the 2017 Plan was $38.80.

All directors and their immediate family members are eligible to receive discounts on our merchandise through use of discount cards issued to them and in accordance with our employee merchandise discount policy.

The Board of Directors believes it is good corporate practice to periodically review and re-evaluate the total compensation paid to the Company’s non-employee directors for their service on the Board of Directors, including the cash and equity components of that compensation. The Board of Directors intends to review the compensation paid to the non-employee directors following the Annual Meeting and will make any adjustments it deems appropriate.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Company Objectives

The Company’s compensation program is designed to attract, retain and motivate executive and key employee talent in support of its primary objective of building compelling brands that connect with the customer on an emotional level. The Company believes that delivering value to the customer by excelling at “experiential retailing” is the foundation for the long-term maximization of shareholder value.

Design of Compensation Program

General

In furtherance of our primary objective, our compensation program is designed to motivate executives to maximize shareholder value and grow our brands, both in the short-term and the long-term, by rewarding executives for doing so. Our compensation program seeks to establish balanced performance metrics that promote disciplined progress towards longer-term goals and that correlate to the revenue and profit objectives of, and appropriate risk to, the Company. The majority of our executive officers’ total compensation is comprised of a combination of performance-based compensation and equity-based awards, which derive their benefit from increases in shareholder value. This furthers our core compensation principle of providing pay for both individual and Company-wide performance. These long-standing compensation policies were designed and approved by management, the Compensation Committee and/or the Board of Directors, as appropriate. In addition, at the 2021 Annual Meeting of Shareholders, our shareholders approved our executive compensation program. We have identified the first step in attaining these objectives as having superior executives in place, and as such, our compensation program’s initial purpose is to attract and retain exceptional executive leadership. This requires our compensation to be competitive in the marketplace. The other step in attaining our objectives is to reward these executives through annual performance-based compensation based on the achievement of specific operating goals that have been determined by the Compensation Committee based on recommendations by our Chairman and Chief Executive Officer. Moreover, through equity-based compensation, we attempt to align the compensation of our executives with the interests of the shareholders and motivate our executives to achieve the Company’s longer-term goals.

Long-Term Versus Currently Paid Out Compensation

Current compensation paid to executive officers includes base salaries, which are paid periodically throughout the fiscal year, and performance bonuses, which are awarded at the end of the fiscal year. The Company’s long-term compensation is generally comprised of a combination of performance stock units and restricted stock units. The Company has long believed that the characteristics of equity-based compensation, particularly the extended vesting periods and, in the case of performance stock units, performance targets conditioned on achieving Company financial growth objectives, are closely aligned with maximizing shareholder value, supporting its long-term growth strategies and aligning compensation with risk outcomes. The Company believes that equity-based compensation awards made in Fiscal 2020, Fiscal 2021 and Fiscal 2022 share these characteristics and offer the potential for meaningful compensation for superior performance measured over an extended period of time.

Beginning February 1, 2013, the Company allowed certain employees, including the Company’s named executive officers, an opportunity to participate in the Urban Outfitters Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is discussed more fully below in “Equity-Based Incentives—Nonqualified Deferred Compensation Plan.” As a matter of practice and philosophy, the Company has significantly limited the scope and value of perquisites provided to executive officers. None of the named executive officers currently participate in the Deferred Compensation Plan.

The Company’s compensation structure attempts to balance the ongoing cash requirements of the named executive officers for current income with the Company’s desire to create long-term incentives that are directly tied to growth in shareholder value. There is no pre-determined allocation between current and long-term compensation; the Compensation Committee maintains flexibility in this regard. Historically, however, long-term equity compensation and short-term performance-based incentive compensation has provided the majority of income that named executive officers have derived from their employment with the Company. In recognition of this, the Compensation Committee takes the performance of the Common Shares (and therefore the perceived value of them to the executive) into consideration when making compensation decisions for each executive. Different positions may yield a different balance between cash and equity compensation in light of what the Compensation Committee decides will best further the Company’s objectives. For example, in Fiscal 2022, the bonus potential for brand leaders could have equaled or exceeded their base salary. This reflects the Company’s emphasis on the specific brand-related performance goals tied to the bonus for these particular executives. The maximum bonus potential in Fiscal 2022 for Francis J. Conforti, Co-President and Chief Operating Officer, was 150% of his base salary. His bonus plan, which was set in early Fiscal 2022, consisted of financial metrics related to the revenue and profitability of the Anthropologie, Free People, and Urban Outfitters brands, representing 50% of his maximum potential bonus, as well as individual goals aligned to Company strategic initiatives representing the other 50% of his maximum potential bonus. The different elements of compensation are discussed more fully below in “Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives.”

In the beginning of Fiscal 2009, citing his ownership of a substantial number of Common Shares and his confidence in the Company’s future performance, our Chairman and Chief Executive Officer, Richard A. Hayne, requested that his base salary be set at $1.00 per year, and the Compensation Committee continues to honor his request. Prior to the suspension of performance bonuses discussed below in “Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives”, Mr. Hayne remained eligible to receive a performance bonus in Fiscal 2022, which was tied to revenue and profitability metrics. The performance criteria were based on two incremental levels (i.e. “Plan” level and “Goal” level). The Compensation Committee chose to focus on brand financial performance instead of Company-wide performance in order to create appropriate incentives for Fiscal 2022. The Compensation Committee provided “Plan” and “Goal” levels as the most appropriate measurements in Fiscal 2022.

Operation and Process

Compensation Committee

The Company’s Compensation Committee, acting pursuant to its charter, sets the amount of each element of compensation for each named executive officer, as described herein and under “Corporate Governance at Urban Outfitters—Compensation Committee.” The Compensation Committee generally holds meetings at least four times a year, and compensation amounts for executive officers for the new fiscal year are generally set in the Company’s first fiscal quarter. In Fiscal 2022, there were four meetings of the Compensation Committee.

The Compensation Committee is currently comprised of four members, Todd R. Morgenfeld (who is the Compensation Committee’s chairman), Elizabeth Ann Lambert, Amin N. Maredia and Wesley S. McDonald, all of whom are “independent” directors, as defined by the NASDAQ Marketplace Rules. As previously mentioned, Ms. Lambert will not be standing for re-election. At this time, the Board of Directors has not made any determination regarding Ms. Lambert’s replacement on the Compensation Committee. The Compensation Committee charter is available on the Company’s corporate website at www.urbn.com. The charter is reviewed by the Compensation Committee on an annual basis and revised as warranted.

Compensation Committee Consultant

Korn Ferry Hay Group (“Korn Ferry”) has served as a compensation consultant to the Compensation Committee since February 2018, providing advice on executive compensation matters. The Compensation Committee and the Board of Directors have discretion to appoint and terminate the consultant, as described in the Compensation Committee’s charter. The Compensation Committee determines the scope of the consultant’s review. The compensation consultant typically provides benchmarking data for each individual executive against the Company’s designated peer group, as well as more general recommendations regarding the Company’s compensation structure. Korn Ferry sends its invoices for the compensation consultant’s services directly to the Compensation Committee, which reviews the invoices and then forwards them to the Company for payment.  During Fiscal 2022, the Company paid $93,720 to Korn Ferry for services rendered.

Role of Executive Officers in Establishing Compensation

The Compensation Committee is solely responsible for compensation determinations and compensation policies applicable to executive officers, as well as other matters provided in the Compensation Committee charter. Neither the Company’s Chief Executive Officer nor any other executive officer makes any such determinations or sets any such policies. The Compensation Committee does consult with the Chief Executive Officer in determining compensation levels for each other named executive officer, and the Compensation Committee takes his assessment of the performance of such named executive officers into consideration when weighing the factors and setting compensation. The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and other executive officers may attend portions of certain meetings of the Compensation Committee as needed.

Neither the Chief Executive Officer nor any other officer has the authority to call Compensation Committee meetings or set meeting agendas themselves, nor do they meet with the compensation consultant on an individual basis without the consent of the Compensation Committee or its chairman.

The Chief Executive Officer has the primary role in making recommendations to the Compensation Committee regarding the assessment and design of programs, plans and awards. He is assisted by the Chief Operating Officer, the Chief Financial Officer, and the Chief Administrative Officer who provide him with information and input on these items.

Elements of Compensation

The Company’s compensation program is comprised of three main elements: (1) base salary, (2) performance bonus and (3) equity-based incentives, including, performance stock units and restricted stock units.

The Board of Directors has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect the Company’s risk and management of that risk and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In connection with the evaluation, the Board of Directors considered, among other factors, the distribution of risk among the Company’s brands and segments, the overall mixture of compensation elements used to incentivize employees and the Company’s use of balanced performance metrics that promote disciplined progress towards longer-term goals. Based on its evaluation, the Board of Directors has concluded that the risks arising from the Company’s overall compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Selection of Elements

The Compensation Committee has chosen to utilize base salary, performance bonus and equity-based incentives because it believes such a compensation package, taken as a whole, is both competitive in the marketplace and directly reflects the Company’s primary objective of maximizing shareholder value and growing its brands. The rationale for the selection of each particular element is discussed in detail below.

Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives

The Compensation Committee reviews the amounts payable to each executive under each individual element of compensation, as well as the aggregate amount of actual and potential compensation to such executive, in making compensation decisions. In Fiscal 2022, the Compensation Committee benchmarked the Company’s executive compensation structure against its designated peer group and directed a number of changes for Fiscal 2022 and Fiscal 2023. As discussed further in “Security Ownership Guidelines” below, in Fiscal 2022, the Compensation Committee recommended and the Board of Directors adopted equity holding requirements for Directors and executive officers. The Compensation Committee also recommended and the Board of Directors adopt changes to the Company’s form equity award agreements, adding a double-trigger change of control provision as well as a clawback provision. For Fiscal 2023, as discussed in more detail in “Performance Bonuses” below, the Compensation Committee adopted a revised short term incentive structure for performance bonuses. Based on its benchmarking work, the Compensation Committee moved from its previous “cliff” target and award structure to a “threshold,” “target,” and “max” award and target structure for performance bonuses. The Compensation Committee also chose to reduce allocations to personal strategic goals, in favor of increased allocations to Company or brand financial metrics.

Base Salaries

Base salary is determined by position, experience and competitive market factors for comparable talent. Inasmuch as the main objective of the compensation plan is maximizing shareholder value, the Company generally seeks to set base salaries at or near prevailing market rates for comparable levels of responsibility in specialty retail so as to reduce the levels of committed compensation expense on the Company’s financial statements as well as the cash cost to the Company. The Company believes that it needs to offer competitive base salaries in order to retain and attract superior personnel, which is a key step in achieving its primary objectives.

Performance Bonuses

The Company’s executive officers are typically eligible to receive cash incentive bonuses based on the achievement of specific performance targets established in advance under the Urban Outfitters Executive Incentive Plan (as amended, the “Incentive Plan”). In determining performance objectives, the Compensation Committee sets forth specific targets that are consistent with its primary objectives. We believe that this presents the executive with clear objectives that, if achieved, will maximize shareholder value and further the growth of our brands while providing commensurate rewards to the executive.

For Fiscal 2022, the Compensation Committee set the performance criteria for each participant, including our named executive officers, in the first fiscal quarter. Eligibility for performance bonuses, the methodology for setting the performance criteria and targets, the role of executive officers in determining performance factors and the methodology for measuring achievement at the end of the fiscal year are all described below.

Eligibility

The Compensation Committee determines executive officer eligibility for performance bonuses during the Company’s first fiscal quarter based on the Company’s financial budgets and operating plans and the roles that the executives have in achieving those objectives.

Setting Performance Criteria and Targets

Each year, the Compensation Committee sets the performance criteria, targets and payouts for each participant during the Company’s first fiscal quarter in light of the Company’s growth strategy, major initiatives and current and projected operations and objectives. The criteria may be based on the performance of the participant, a division, the Company as a whole or a subsidiary of the Company, at the Compensation Committee’s discretion. The Compensation Committee determines performance criteria that are appropriate for each participant. The Compensation Committee may also take into account the opinion of the named executive officer as to which criteria he or she feels is the best indicator of his or her performance. After a reasonable evaluation, the Compensation Committee concluded that while the criteria or targets for Fiscal 2022 reward prudent risk-taking in support of the Company’s objectives, they do not encourage or promote inappropriate risk-taking by the participants.

Typically, at least 50% of an executive’s potential bonus is based on achievement of Company or brand financial goals (“Financial Goals”), with the remainder of the potential bonus based on individual goals for achievement of Company strategic efforts (“Personal Goals”). For Brand CEOs and Presidents, Financial Goals are typically tied to their individual brand financials. For executives who do not have merchant responsibilities, such as the Chief Operating Officer, Financial Goals are typically tied either to the performance of Anthropologie, Urban Outfitters, and Free People individually, or to overall URBN performance.

For Fiscal 2022, the Compensation Committee chose to weight the CEO and the Chief Creative Officer and Co-President bonuses at 100% Financial Goals, split evenly between the Net Sales and Operating Income of Anthropologie, Urban Outfitters, and Free People. The Compensation Committee weighted the Chief Operating Officer and Chief Financial Officer at 50% Financial Goals, split evenly between the Net Sales and Operating Income of Anthropologie, Urban Outfitters, and Free People, and 50% to Personal Goals. For the CEO of Urban Outfitters and Free People, the Compensation Committee chose to weight 70% to Financial Goals, split evenly between the Net Sales and Operating Income of Urban Outfitters and Free People, and 30% to Personal Goals. The performance targets and achievement for the Company’s named executive officers for Fiscal 2022 are described below in “—Measuring Achievement: Payment of Bonuses.”

For Fiscal 2022 and prior years, all Financial Goals had either a “Plan” target, or “Plan” and “Goal” targets. For Fiscal 2022 and prior years, all Financial Goals had a “cliff” payout structure, so that performance below “Plan” level earned nothing, and performance at or above “Plan” yielded full payout. Some executives, typically those with merchant responsibility, could also achieve an additional incremental payout for achieving performance at the “Goal” level (set above “Plan”). Personal Goals, such as controlling URBN expenses to equal or below budget, are normally “cliff” targets.

For Fiscal 2023, the Compensation Committee benchmarked the Company’s Performance Bonuses against its peer group and decided to adjust the structure of its bonuses. For Fiscal 2023, the Compensation Committee set a “Target” percentage of Base Salary for each executive. For each executive other than the CEO, 75% of the Performance Bonus is based on Financial Goals and 25% is based on Personal Goals. The Financial Goals of named executives without merchant responsibilities are based on achieving URBN Net Sales and Operating Income targets. The Financial Goals of Brand CEOs are based on achieving brand Net Sales and Operating Income targets. Unlike past “cliff” targets, the Compensation Committee set Threshold, Target, and Max levels of performance for each Financial Goal. At “Target” level, the executive receives 100% of their Target Financial bonus, at “Threshold” they receive 50% of Target Financial bonus, and at “Max” they receive 200% of Target Financial bonus. For achievement between Threshold and Target, or Target and Max, the payout is linearly interpolated. The Compensation Committee selected five strategic Personal Goals for each executive. Every named executive received a Personal Goal tied to achieving URBN’s Fiscal 2023 Sustainability Goals. Every named executive also received a Personal Goal tied to achieving a stated increase in the Q4 FY2023 Initial Markup for URBN or their brand(s) as applicable.

Role of Executive Officers in Determining Performance Factors

With respect to the performance bonus factors of all named executive officers, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Chief Administrative Officer make recommendations to the Compensation Committee, which it considers when setting the performance bonus plans.

Measuring Achievement: Payment of Bonuses

At the end of the fiscal year, the Compensation Committee determines the extent of achievement of the pre-established performance targets for each criterion. The Compensation Committee has discretion to exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost or approved corporate initiatives, and other matters that management may recommend to the Compensation Committee. The level of achievement attained is applied to a schedule to determine the individual’s adjusted performance bonus percentage, which is then multiplied by the individual’s target award. The Compensation Committee has the discretion to award that amount or adjust the award payable if it believes such action would be in the best interest of the Company. While these awards were designed to be deductible under the performance-based compensation exception under Section 162(m) of the Code, the 2017 Tax Cuts and Jobs Act (the “TCJA”) eliminated the performance-based compensation exception such that all compensation over one million dollars paid to “covered employees” would be nondeductible. The TCJA also modified the definition of “covered employees.” Previously, “covered employees” included the chief executive officer of a corporation as of the close of the taxable year, or the three highest compensated officers for the taxable year (other than the chief executive officer and the chief financial officer). This term was modified under the TCJA to include any employee who was the chief executive officer or the chief financial officer or one of the three highest compensated officers (“Covered Employee”). In addition, an individual will generally be considered a Covered Employee if he or she was a “covered employee” under Section 162(m) (as in effect before the enactment of the TCJA) during any taxable year beginning after 2016.

Set forth in the tables below are the performance targets and the percentage of performance bonus subject to each performance objective for Fiscal 2022 for (i) the Chairman and Chief Executive Officer, (ii) the Co-President and Chief Creative Officer, (iii) the Co-President and Chief Operating Officer, (iv) the Chief Financial Officer, and (iv) the Global Chief Executive Officer of Urban Outfitters Group and Free People Group.

As described above, for Fiscal 2022, either a portion or all of each named executive officer’s bonus was tied to one or two incremental levels of Net Sales and Operating Income measures: “Plan” and “Goal.” The Urban Outfitters Brand met its “Plan” for Net Sales of $1.59 billion, its “Goal” for Net Sales of $1.62 billion, its “Plan” for Operating Income of $57.7 million, and its “Goal” for Operating Income of $60.6 million. The Urban Outfitters Brand’s actual Net Sales were $1.68 billion and its actual Operating Income was $141.9 million. As a result, bonuses tied to the Urban Outfitters Brand performance criteria were paid at the “Goal” level.

The Anthropologie Brand met its “Plan” for Net Sales of $1.66 billion, its “Goal” for Net Sales of $1.69 billion, its “Plan” for Operating Income of $98.8 million, and its “Goal” for Operating Income of $103.8 million. The Anthropologie Brand’s actual Net Sales were $1.79 billion and its actual Operating Income was $182.0 million. As a result, bonuses tied to the Anthropologie Brand performance criteria were paid at the “Goal” level.

The Free People Brand met its “Plan” for Net Sales of $770 million, its “Goal” for Net Sales of $785.5 million, its “Plan” for Operating Income of $73.3 million, and its “Goal” for Operating Profit of $77 million. The Free People Brand’s actual Net Sales were $1.00 billion and its actual Operating Income was $156.2 million. As a result, bonuses tied to the Free People Brand performance criteria were paid at the “Goal” level.

Richard A. Hayne – Chairman and Chief Executive Officer

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Net Sales “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Net Sales “Goal”	6.67%
Urban Outfitters Brand achieves Operating Income “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Operating Income “Goal”	6.67%
Anthropologie Brand achieves Net Sales “Plan”	10.00%
Anthropologie Brand meets or exceeds Net Sales “Goal”	6.67%
Anthropologie Brand achieves Operating Income “Plan”	10.00%
Anthropologie Brand meets or exceeds Operating Income “Goal”	6.67%
Free People Brand achieves Net Sales “Plan”	10.00%
Free People Brand meets or exceeds Net Sales “Goal”	6.67%
Free People Brand achieves Operating Income “Plan”	10.00%
Free People Brand meets or exceeds Operating Income “Goal”	6.67%
100.00%

Francis J. Conforti – Co-President and Chief Operating Officer

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Net Sales “Plan”	8.33%
Urban Outfitters Brand achieves Operating Income “Plan”	8.33%
Anthropologie Brand achieves Net Sales “Plan”	8.33%
Anthropologie Brand achieves Operating Income “Plan”	8.33%
Free People Brand achieves Net Sales “Plan”	8.33%
Free People Brand achieves Operating Income “Plan”	8.33%
Achievement of Individual Initiatives[1]	50.00%
100.00%

(1)	For Fiscal 2022, Mr. Conforti had five individual initiatives: two relating to economic value added, two relating to expense control and one relating to hiring.

Melanie Marein-Efron – Chief Financial Officer

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Net Sales “Plan”	8.33%
Urban Outfitters Brand achieves Operating Income “Plan”	8.33%
Anthropologie Brand achieves Net Sales “Plan”	8.33%
Anthropologie Brand achieves Operating Income “Plan”	8.33%
Free People Brand achieves Net Sales “Plan”	8.33%
Free People Brand achieves Operating Income “Plan”	8.33%
Achievement of Individual Initiatives[1]	50.00%
100.00%
(1)	For Fiscal 2022, Ms. Marein-Efron had four individual initiatives: three relating to economic value added and one relating to expense control.

Sheila B. Harrington – Global Chief Executive Officer Urban Outfitters Group and Free People Group

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Net Sales “Plan”	10.50%
Urban Outfitters Brand meets or exceeds Net Sales “Goal”	7.00%
Urban Outfitters Brand achieves Operating Income “Plan”	10.50%
Urban Outfitters Brand meets or exceeds Operating Income “Goal”	7.00%
Free People Brand achieves Net Sales “Plan”	10.50%
Free People Brand achieves Net Sales “Goal”	7.00%
Free People Brand achieves Operating Income “Plan”	10.50%
Free People Brand achieves Operating Income “Goal”	7.00%
Achievement of Individual Initiatives[1]	30.00%
100.00%
(1)	For Fiscal 2022, Ms. Harrington had four individual initiatives: one relating to economic value added, two relating to sales and one relating to hiring.

Margaret A. Hayne – Co-President and Chief Creative Officer

Bonus Criteria	Percent of Total Bonus Potential
Urban Outfitters Brand achieves Net Sales “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Net Sales “Goal”	6.67%
Urban Outfitters Brand achieves Operating Income “Plan”	10.00%
Urban Outfitters Brand meets or exceeds Operating Income “Goal”	6.67%
Anthropologie Brand achieves Net Sales “Plan”	10.00%
Anthropologie Brand meets or exceeds Net Sales “Goal”	6.67%
Anthropologie Brand achieves Operating Income “Plan”	10.00%
Anthropologie Brand meets or exceeds Operating Income “Goal”	6.67%
Free People Brand achieves Net Sales “Plan”	10.00%
Free People Brand meets or exceeds Net Sales “Goal”	6.67%
Free People Brand achieves Operating Income “Plan”	10.00%
Free People Brand meets or exceeds Operating Income “Goal”	6.67%
100.00%

In the future, if the Company were to change the financial budgets or goals upon which the performance targets and awards were based for a particular fiscal year, the Compensation Committee would have discretion to adjust bonus awards accordingly where it believes it is warranted in light of the objectives of the compensation program. With respect to Covered Employees, however, such adjustments may only be made to lower the compensation that would otherwise be receivable.

Equity-Based Incentives

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by maximizing shareholder value. In addition, as shareholders, executives will benefit from successful growth of the Company’s brands to the extent that this will increase the value of their shareholdings. Accordingly, the Company’s executives are eligible to receive stock appreciation rights, performance stock units, restricted stock units, restricted stock and stock options under the Company’s stock incentive plans, which have been approved by the Company’s shareholders. The Company may grant awards under the Urban Outfitters 2017 Stock Incentive Plan (the “2017 Plan”). In addition, there are awards outstanding under the Urban Outfitters 2008 Stock Incentive Plan (the “2008 Plan”) although awards may no longer be made under the 2008 Plan.

The Compensation Committee determines whether to grant equity awards, the type of award and the size of the grant to each executive officer based upon its overall assessment. The Compensation Committee evaluates the executive officer’s performance after taking into consideration prior years’ grants, the organizational impact of the executive officer and the need to respond to competitive conditions in order retain executive officers and attract new candidates.

Performance Stock Units and Restricted Stock Units

Performance stock unit (“PSU”) awards and restricted stock unit (“RSU”) awards are forms of equity-based incentives available to the Compensation Committee under the 2017 Plan. RSU awards are purely time-vesting awards.

As discussed above, under “—Design of Compensation Program—Long-Term Versus Currently Paid Out Compensation,” the Company believes that the PSU awards made in Fiscal 2022 offer the potential for meaningful compensation for superior performance measured over an extended period of time. Vesting is both time-based and performance-based; the awards will not vest until the date specified in the award agreement and, consistent with our core principle of providing pay for performance, are forfeited if the established performance criteria are not achieved. The Compensation Committee considers the PSU awards granted in Fiscal 2022 to be an integral component of the named executive officers’ overall compensation.

In Fiscal 2022, the Company made grants of PSUs and RSUs to named executive officers. On April 12, 2021, the Company granted 65,000 PSUs and 65,000 RSUs to Francis J. Conforti, Co-President and Chief Operating Officer, 25,000 PSUs and RSUs to Margaret A. Hayne, Co-President and Chief Creative Officer, 37,500 PSUs and RSUs to Sheila B. Harrington, Global Chief Executive Officer of the Urban Outfitters and Free People Brands, and 15,000 PSUs and RSUs to Melanie Marien-Efron, Chief Financial Officer of URBN. One-third of the grants are subject to a performance period ending on April 12, 2023 where the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2022 and 2023 is equal to or greater than 2%, one-third of the grants are subject to a performance period ending on April 12, 2024 where the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2022, 2023, and 2024 is equal to or greater than 2%, and the remaining one third of the grants are subject to a performance period ending on April 12, 2025 where the average operating profit margin for Urban Outfitters, Inc. for fiscal years 2022, 2023, 2024 and 2025 is equal to or greater than 2%.

Timing

The Company generally considers once-a-year grants to a broad group of executives and managers, including named executive officers, typically at regularly scheduled board meetings and at such other times as necessary for business purposes related to employee promotion, or retention, or new hires. The Company makes grants that are effective on or after the date when the “Administrator” (defined in the Plans as the Compensation Committee, or, for grants under a specified threshold made to certain employees, a committee of which the Chairman is the sole member) approves the grant. The Company does not time grants with respect to the release of positive or negative material non-public information.

Nonqualified Deferred Compensation Plan

The Company maintains an “unfunded” Deferred Compensation Plan primarily for the purpose of providing deferred compensation to a select group of employees who are limited in their participation under the Company’s 401(k) plan. Accordingly, the Deferred Compensation Plan is exempt from Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and complies with the requirements of Section 409A of the Code. The terms of the Deferred Compensation Plan were adopted by the Board of Directors on November 27, 2012, and the Deferred Compensation Plan became effective on February 1, 2013.

Deferred compensation under the Deferred Compensation Plan consists of elective deferral credits, if any, made by the participant and discretionary contribution credits made by the Company. Elective deferral credits will be fully vested. Discretionary contribution credits may be subject to a vesting schedule determined by the Company. Payment obligations, if any, under the Deferred Compensation Plan are payable in cash on a date or dates selected by the participant or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances.

Additional Types of Compensation

In addition to the three main elements, the Company provides compensation to its executive officers in the form of: (i) a 401(k) matching contribution available to all employees who have completed three months of service, which is $0.50 as of January 1, 2019, on every $1.00 of employee deferral up to 6% of salary match, with a vesting schedule of 20% a year for five years, with the deferral limited by applicable law; (ii) a holiday bonus, capped at $5,000; and (iii) employee awards made to all staff with fixed dollar amounts, plus the tax cost of such awards, for terms of service, in five-year service increments, ranging from $1,000 for 10 years of service to $15,000 for 30 years of service.

At its discretion, the Compensation Committee may also award bonuses to employees, including named executive officers, for individual achievement or outstanding performance, to motivate for achievement of specific Company or individual goals and/or to promote retention and loyalty to the Company.

Potential Payments Upon Changes in Control; Certain Corporate Transactions

The 2017 Plan provides that upon a change in control, all remaining unvested options and restricted stock awards will immediately vest and become exercisable, as applicable. The 2017 Plan, however, provides the Compensation Committee with the flexibility to specify the change in control provisions in the award agreement.  In Fiscal 2022, all award agreements granted to key executives were under the 2017 Plan and included a provision that vesting would accelerate upon a change in control of the Company.  “Change in control” was defined to include an event in which any person or group acquires majority beneficial ownership of the Company, other than Richard A. Hayne or benefit plans sponsored by either the Company or its subsidiaries. In deciding whether to exclude the change in control provisions in the grants, the Compensation Committee considers various factors, such as consistency with previous Company plans, industry practice, competition in the marketplace and effects on retention. In Fiscal 2022, the Compensation Committee directed management to amend the grant instruments for the 2017 Stock Plan to include a “double-trigger” change of control provision. As a result, grants under the 2017 Plan for Fiscal 2023 and beyond will accelerate vesting only if there is a change in control and the employee is terminated without cause or resigns for good reason.

In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Compensation Committee has discretion to terminate all or a portion of outstanding options and stock appreciation rights, effective as of the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Compensation Committee decides to terminate, the holder will have the right to exercise outstanding options and stock appreciation rights on at least seven days’ notice. The Compensation Committee selected these corporate transactions as a triggering event for potential termination because they believe they are customary in industry practice.

Benchmarking

In January 2021, Korn Ferry, the Company’s compensation consultant, reviewed publicly available information regarding the compensation paid to named executive officers of specialty retailers similar in operations and revenue to the Company and made a presentation to the Compensation Committee regarding this analysis. The retailers reviewed were PVH Corp, Ralph Lauren Corp, Williams-Sonoma, Under Armour, Capri Holdings (Michael Kors), Tapestry, American Eagle Outfitters, Tailored Brands, Abercrombie & Fitch, Carter’s, Fossil Group, Genesco, Chicos FAS, Columbia Sportswear, G-III Apparel Group, Lululemon Athletica, Express and Guess.  The Compensation Committee reviewed the figures provided by the consultant, which provided the group’s median and the 25th and 75th percentiles for informational and overall comparison purposes. The Compensation Committee also directed management to prepare benchmarking information from the publicly filed information of the Peer Group companies for the Compensation Committee’s use and review. Although the Compensation Committee considered the comparative data provided, there is no target percentile or precise position in which the Compensation Committee aims to set compensation other than to generally be competitive in the marketplace.

With respect to executives other than the named executive officers, neither Korn Ferry nor the Compensation Committee has undertaken any formal benchmarking over the last three fiscal years; however, in prior years of reviewing base salaries to determine whether the Company is meeting its goal of providing competitive compensation that will attract and retain outstanding personnel, the Compensation Committee from time to time has reviewed publicly available compensation information described in the periodic filings of an informal group of other publicly traded companies in the specialty retail industry, typically including the retailers reviewed by the Company’s compensation consultant, for purposes of a market reference.

If the Compensation Committee elects to analyze comparative data, there may be a variation in the companies reviewed for comparative purposes from year-to-year depending on what information becomes most relevant to the Compensation Committee, although the Compensation Committee anticipates referring to information available for publicly traded specialty retailers, including those reviewed in 2021, for the foreseeable future.

The Compensation Committee takes the Company’s own historical data into consideration to ensure that compensation increases are consistent with the growth in operating profit and in responsibility of its executives. Each year, the Compensation Committee reviews a summary of all of the Company’s named executive officer and key management personnel compensation for the previous fiscal year as well as prior fiscal years. All historical data is viewed with the operating results and responsibilities of management personnel and their specific performance.

Compensation Committee Discretion

The factors related to increasing the compensation and potential compensation from bonuses of named executive officers from year-to-year take into account increased revenue and profitability, performance and measurably increased responsibilities, with a focus on both performance and the leveraging of selling, general and administrative expenses. The Company has not generally decreased base salaries or the bonus potential of named executive officers. This is because its history of growth has led to larger responsibilities for its named executive officers and because as a matter of philosophy, it does not generally reduce these compensation elements for existing employees. As more fully described above, however, at Richard A. Hayne’s request, the Compensation Committee set his base salary at $1.00 in Fiscal 2009, which has remained in effect since that time and continued in effect for Fiscal 2021.

Under the Incentive Plan, the Compensation Committee has discretion in the granting of performance bonus awards and can grant such awards to executive officers who are not Covered Employees at its discretion, even if specified performance goals are not achieved. In future fiscal years, the requirements for performance bonus awards could be waived to reward specific performance achievements in an instance where the actual criteria for a performance bonus were not met or for purposes of retention. The Compensation Committee may reduce any executive officer’s award if it believes such action would be in the best interest of the Company. At the end of a fiscal year, the Compensation Committee also has the ability to grant cash bonuses to any executive officer on a discretionary basis, as described above in “—Additional Types of Compensation.”

Pursuant to the Plans, the Compensation Committee has discretion to accelerate the date on which options or stock appreciation rights may be exercised and may accelerate the date of termination of the restrictions applicable to restricted stock and restricted stock units if it determines that to do either would be in the best interests of the Company and the plan participants.

The Company at present has no employment agreements or contracts with its currently serving named executive officers and has no policies for post-termination compensation arrangements. In the future, the Company may, in its sole discretion, decide to provide some form of severance to other named executive officers in the event that any named executive officer’s employment ceases.

Tax and Accounting Considerations

The applicability of Section 162(m) of the Code may affect the tax deductibility of certain portions of named executive officers’ compensation. As discussed above, the TCJA eliminated the exception under Section 162(m) of the Code for performance-based compensation and commissions, such that all compensation over one million dollars would be nondeductible. Where possible, the Company will structure compensation for its executive officers in a way that preserves tax deductibility under Section 162(m).

The Company does not usually consider the tax consequences to named executive officers of cash compensation or of equity-based compensation, though it considers the tax treatment to the Company for non-qualified options and the non-qualifying disposition of qualified options to be favorable.

Security Ownership Guidelines

In Fiscal 2022, the Compensation Committee recommended, and the Board of Directors adopted Stock Holding Requirements. Under this policy, non-employee directors, the CEO, and other executive officers are required to hold the lesser of a specified number of Common Shares or “URBN Equity” with an aggregate value equal to a specified multiple of their annual cash compensation or base salaries. Individuals covered by the policy have five years from the date they become covered by the policy to comply. After the five-year period, individuals who are not compliant must hold at least 50% of the net, after-tax Common Shares acquired under the Company’s stock plan and may not sell certain other owned Common Shares.

In addition, the Code of Conduct prohibits the directors and executive officers of the Company, other Company employees who have been granted options to purchase Company securities or who have received awards of equity-based securities, all Company employees who report directly to the Chief Executive Officer, and all employees in the Company’s Finance Department at the director level or above from trading any options on Company securities, maintaining a short position in Company securities, or engaging in certain hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, or zero cost collars related to the Company’s Common Shares.

Consideration of Advisory Shareholder Vote on Executive Compensation

At the 2021 Annual Meeting of Shareholders, our shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2021 Proxy Statement. The Compensation Committee appreciates and values the views of our shareholders.

As the Compensation Committee evaluated the Company’s compensation practices throughout Fiscal 2022, the Compensation Committee was mindful of the strong support our shareholders expressed by the 2021 shareholder advisory vote. As discussed above, based on its benchmarking, the Compensation Committee chose to make certain changes to the Company’s pay practices, including adoption of a Stock Holding Requirement, establishment of a double-trigger change of control policy, and revision of the structure of the Company’s Performance Bonus plans for Fiscal Year 2023 and beyond.

Future advisory votes on executive compensation, including the advisory vote that will be held at the Annual Meeting, will serve as an additional tool to assist the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

At the 2017 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation occur every three years. The Company received proxies representing approximately 500,000 shares after the deadline for voting by proxy, however, which were not included in the results of the 2017 vote. Had those proxies been timely submitted, the recommendation of the Company’s shareholders would have been that the Company hold future advisory votes to approve executive compensation every year. After taking this into consideration, the Board of Directors determined that it is in the best interest of the Company and its shareholders to hold an advisory vote to approve executive compensation annually until the next required shareholder vote on the frequency of future advisory votes to approve executive compensation, which is scheduled to occur at the 2023 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation and Leadership Development Committee of the Company’s Board of Directors (the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

Todd R. Morgenfeld, Chairman of the Compensation and Leadership Development Committee

Elizabeth Ann Lambert

Amin N. Maredia

Wesley S. McDonald

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation(1) ($)		Total ($)
Richard A. Hayne	2022	1	5,000	—		1,000,000	35,538	(2)	1,040,539
Chairman of the Board and Chief Executive Officer	2021	1	5,000	—		—	31,286		36,287
Urban Outfitters, Inc.	2020	1	5,000	—		—	42,823		47,824
(Principal Executive Officer)
Melanie Marein-Efron	2022	539,481	5,000	1,144,500	(3)(4)	528,525	8,631	(5)	2,226,137
Chief Financial Officer	2021	385,500	110,000	271,320		—	8,386		775,206
Urban Outfitters, Inc.
(Principal Financial Officer)
Francis J. Conforti	2022	903,461	5,000	4,959,500	(6)(7)	1,350,000	8,788	(8)	7,226,749
Co-President & Chief Operating Officer	2021	728,741	275,000	1,033,600		—	8,455		2,045,796
Urban Outfitters, Inc.	2020	734,279	5,000	1,207,600		349,838	8,504		2,305,221
Sheila B. Harrington	2022	1,003,846	5,000	2,861,250	(9)(10)	2,000,000	6,328	(11)	5,876,424
Global Chief Executive Officer	2021	675,108	405,000	1,292,000			6,015		2,378,122
Urban Outfitters Group & Free People Group
Margaret A. Hayne	2022	903,461	5,000	1,907,500	(12)(13)	1,350,000	9,071	(14)	4,175,032
Co-President & Chief Creative Officer	2021	654,726	275,000	775,200		—	8,905		1,713,831
Urban Outfitters, Inc.

(1)

Includes matching cash contributions in Fiscal 2022 by the Company under the Urban Outfitters 401(k) Savings Plan of $150 for Mr. Richard A. Hayne, $8,499 for Ms. Marein-Efron, $8,700 for Mr. Conforti, $6,240 for Ms. Harrington and $8,700 for Ms. Hayne.

(2)	Includes automobile insurance premiums in the amount of $5,576 and life insurance premiums in the amount of $29,812 paid by the Company for Mr. Richard A. Hayne.
(3)

Stock award represents 15,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $572,250. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(4)

Stock award represents 15,000 restricted stock units granted pursuant to an award made on April 12, 2021. The Aggregate Fair Value for the award was $572,250. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(5)	Includes life insurance premiums paid by the Company for Ms. Marein-Efron in the amount of $132.
(6)

Stock award represents 65,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $2,479,750. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(7)

Stock award represents 65,000 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $2,479,750. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(8)	Includes life insurance premiums paid by the Company for Mr. Conforti in the amount of $88.
(9)

Stock award represents 37,500 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $1,430,625. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(10)

Stock award represents 37,500 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $1,430,625. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(11)	Includes life insurance premiums paid by the Company for Ms. Harrington in the amount of $88.

(12)

Stock award represents 25,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $953,750. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(13)

Stock award represents 25,000 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $953,750. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(14)	Includes life insurance premiums paid by the Company for Ms. Hayne in the amount of $371.

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
Richard A. Hayne		600,000	600,000	1,000,000
Melanie Marein-Efron		528,525	528,525	528,525
	04/12/2021				15,000	15,000	15,000				572,250	(2)
	04/12/2021				15,000	15,000	15,000				572,250	(3)
Francis J. Conforti		1,350,000	1,350,000	1,350,000
	04/12/2021				65,000	65,000	65,000				2,479,750	(4)
	04/12/2021				65,000	65,000	65,000				2,479,750	(5)
Sheila B. Harrington		1,440,000	1,440,000	2,000,000
	04/12/2021				37,500	37,500	37,500				1,430,625	(6)
	04/12/2021				37,500	37,500	37,500				1,430,625	(7)
Margaret A. Hayne		810,000	810,000	1,350,000
	04/12/2021				25,000	25,000	25,000				953,750	(8)
	04/12/2021				25,000	25,000	25,000				953,750	(9)

(1)

The amounts listed represent potential threshold, target and maximum bonuses available to the named executive officers under the Incentive Plan. The table reports the awards that could have been earned in Fiscal 2021. The actual payments are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” As described above in “—Compensation Discussion and Analysis,” the Compensation Committee has discretion to reduce any amounts payable to any executive and to increase amounts payable to executives who are not Covered Employees under the Incentive Plan.

(2)

Stock award represents 15,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $572,250. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(3)

Stock award represents 15,000 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $572,250. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(4)

Stock award represents 65,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $2,479,750. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(5)

Stock award represents 65,000 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $2,479,750. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(6)

Stock award represents 37,500 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $1,430,625. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(7)

Stock award represents 37,500 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $1,430,625. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(8)

Stock award represents 25,000 performance-based restricted stock units granted pursuant to an award made on April 12, 2021, and subject to a performance period ending on January 31, 2025. The Aggregate Fair Value for the award was $953,750. For a discussion of the assumptions and accounting for performance-based restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(9)

Stock award represents 25,000 restricted stock units granted pursuant to an award made on April 12, 2021.  The Aggregate Fair Value for the award was $953,750. For a discussion of the assumptions and accounting for restricted stock units, please see note 10 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2022, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2022. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Hayne	—	—	—		—
Melanie Marein-Efron	—	—	2,000	(1)	57,440	(2)
	—	—	6,000	(3)	172,320	(2)
	—	—	10,500	(4)	301,560	(2)
	—	—	15,000	(5)	430,800	(2)
	—	—	15,000	(6)	430,800	(2)
Francis J. Conforti	—	—	13,334	(7)	382,952	(2)
	—	—	26,667	(8)	765,876	(2)
	—	—	40,000	(9)	1,148,800	(2)
	—	—	65,000	(5)	1,866,800	(2)
	—	—	65,000	(6)	1,866,800	(2)
Sheila B. Harrington	—	—	13,334	(1)	382,952	(2)
	—	—	33,334	(3)	957,352	(2)
	—	—	50,000	(4)	1,436,000	(2)
	—	—	37,500	(5)	1,077,000	(2)
	—	—	37,500	(6)	1,077,000	(2)
Margaret A. Hayne	—	—	30,000	(9)	861,600	(2)
	—	—	25,000	(5)	718,000	(2)
	—	—	25,000	(6)	718,000	(2)

(1)

Restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; the amount in the table represents the remaining 33 1/3% of the restricted stock units that were eligible to vest, and did vest, on February 27, 2022.  For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(2)	Calculated by multiplying our closing market price on January 31, 2022 (the last business day of Fiscal 2022) by the number of performance-based restricted stock units that have not vested.
(3)

Restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; the amount in the table represents the remaining 66 2/3% of the restricted stock units, 33 1/3% of which were eligible to vest, and did vest on February 26, 2022, and 33 1/3% of which are eligible to vest on February 26, 2023.  For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(4)

Restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; 33 1/3% of the performance-based restricted stock units were eligible to vest, and did vest, on February 25, 2022, and 33 1/3% of the performance-based restricted stock units are eligible to vest on each of February 25, 2023, and February 25, 2024.  For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(5)

If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; 33 1/3% of the performance-based restricted stock units are eligible to vest on each of April 12, 2023, April 12, 2024, and April 12, 2025.  If performance objectives under the award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(6)

Restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; 33 1/3% of the restricted stock units are eligible to vest on April 12, 2023, April 12, 2024, and April 12, 2025.  For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(7)

If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; the amount in the table represents the remaining 33 1/3% of the performance-based restricted stock units that were eligible to vest, and did vest, on February 27, 2022. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(8)

If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; the amount in the table represents the remaining 66 2/3% of the performance-based restricted stock units, 33 1/3% of which were eligible to vest, and did vest, on February 26, 2022, and 33 1/3% of which are eligible to vest on February 26, 2023. If performance objectives under the award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

(9)

If all performance objectives are achieved, performance-based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting; 33 1/3% of the performance-based restricted stock units were eligible to vest, and did vest, on February 25, 2022, and 33 1/3% of the performance-based restricted stock units are eligible to vest on each of February 25, 2023, and February 25, 2024. If performance objectives under the award are not achieved, all performance-based restricted stock units under that award are forfeited. For a further description of these performance-based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hayne	—	—
Melanie Marein-Efron	2,500	84,750
	2,000	67,800
	3,000	101,700
Francis J. Conforti	13,334	455,223
	13,333	455,189
Sheila B. Harrington	10,000	339,000
	13,333	451,989
	16,666	564,977
Margaret A. Hayne	10,000	341,400

Equity Compensation Plan Information

The following table shows the status of equity awards under the Plans as of January 31, 2022:

	EQUITY COMPENSATION PLAN
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category	(A)		(B)		(C)
Equity Compensation Plans Approved by Security Holders:(1)
Securities	3,025,341	(2)	$31.12	(3)	12,327,533
Equity Compensation Plans Not Approved by Security Holders:	—		—		—
Total	3,025,341	(2)	$31.12	(3)	12,327,533

(1)	Amounts are subject to adjustment to reflect any stock dividend, stock split, share consideration or similar change in our capitalization.
(2)

As of January 31, 2022, there were no performance stock units outstanding under the 2017 Plan for which the Company determined that it is unlikely that the performance targets for these units would be achieved by any of the applicable measurement dates.

(3)	Weighted-average exercise price does not take into account performance stock unit and restricted stock unit awards.

CEO PAY RATIO

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Richard A. Hayne, to the annual total compensation of our median employee (the “CEO Pay Ratio”). For Fiscal 2022, our median employee’s annual total compensation was $14,907. As set forth in the Summary Compensation Table, Mr. Hayne’s annual total compensation for Fiscal 2022 was $1,040,539. Accordingly, the ratio of the annual total compensation of Mr. Hayne to our median employee was 70:1.

In calculating the CEO Pay Ratio, we first identified all employees as of November 1, 2021. Including all full-time, part-time, seasonal and temporary employees, as required by SEC rules, we had 19,767 U.S. and 3,701 non-U.S. employees on that date. In accordance with SEC rules, we excluded all employees in the 13 countries with our smallest employee populations, totaling in the aggregate 676 employees (approximately 2.90% of our total employee population on November 1, 2021). The table below sets forth the number of excluded employees by country.

To identify our median employee, we used total taxable compensation for calendar year 2021 and annualized the compensation of all permanent employees who worked for us for less than the full calendar year. We then calculated Fiscal 2022 compensation for the median employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

EXCLUDED
Jurisdiction	Employees as of November 1, 2021
Germany	241
Netherlands	117
France	76
Spain	56
Ireland	40
Belgium	37
Denmark	27
Italy	25
Austria	23
Sweden	17
Poland	9
Turkey	7
Hong Kong	1
TOTAL	676

INCLUDED
Jurisdiction	Employees as of November 1, 2021
US (including Puerto Rico)	19,767
UK	2,027
Canada	998
TOTAL	22,792

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Common Shares for each person known to the Company, other than Richard A. Hayne, Margaret A. Hayne and Harry S. Cherken, Jr., who beneficially owns more than five percent of the Company’s outstanding Common Shares, the name and address of such beneficial owner and the percentage such shares comprise of the outstanding Common Shares. All percentages are calculated based on 95,661,980 shares outstanding as of March 11, 2022.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10005	9,143,391	(1)	9.6%
Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305	9,052,994	(2)	9.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,794,736	(3)	7.1%
David A. Hayne 715 W. Gravers Lane Philadelphia, PA 19118	5,919,727	(4)	6.2%

(1)

Based solely on information reported in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 7, 2022, with the SEC. As reported in such filing, BlackRock has sole voting power with respect to 8,764,951 Common Shares and sole dispositive power with respect to 9,143,391 Common Shares.

(2)

Based solely on information reported in a Schedule 13G filed by Shapiro Capital Management LLC (“Shapiro”) on February 10, 2022, with the SEC.  As reported in such filing, Shapiro has sole voting power with respect to 8,723,294 Common Shares, shared voting power with respect to 329,700 Common Shares and sole dispositive power with respect to 9,052,994 Common Shares.

(3)

Based solely on information reported in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 10, 2022, with the SEC. As reported in such filing, Vanguard has shared voting power with respect to 113,365 Common Shares, sole dispositive power with respect to 6,624,952 and shared dispositive power with respect to 169,784 Common Shares.

(4)

Includes: (i) 53,390 Common Shares held by a trust, of which members of Mr. D. Hayne’s immediate family are among the beneficiaries and of which Mr. D. Hayne is co-trustee with Ms. Hayne; (ii) 3,080,256 Common Shares held by two trusts, of which members of Mr. D. Hayne’s immediate family are among the beneficiaries and of which Mr. D. Hayne is co-trustee with Mr. Cherken; (iii) 2,051,371 Common Shares held by trust, of which members of Mr. D. Hayne’s immediate family are among the beneficiaries and of which Mr. D. Hayne is sole trustee; and (iii) 5,404 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. D. Hayne has shared voting power.

The following table sets forth certain information regarding the beneficial ownership of the Common Shares for each current director, director nominee and named executive officer for Fiscal 2022 and all directors and executive officers of the Company as a group. The number of shares beneficially owned is as of March 11, 2022, and all percentages are calculated based on 95,661,980 shares outstanding as of March 11, 2022. The address of each of the beneficial owners identified is 5000 South Broad Street, Philadelphia, PA 19112-1495.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Richard A. Hayne	17,367,168	(1)	18.2%
Harry S. Cherken, Jr.	8,699,054	(2)	9.1%
Margaret A. Hayne	6,152,467	(3)	6.4%
Sheila B. Harrington	144,658	(4)	*
Edward N. Antoian	110,954	(5)	*
Elizabeth Ann Lambert	108,300	(6)	*
Sukhinder Singh Cassidy	38,300	(7)	*
Todd R. Morgenfeld	23,300	(8)	*
Wesley S. McDonald	18,300	(9)	*
Francis J. Conforti	36,465	(10)	*
Melanie Marein-Efron	5,761		*
Amin N. Maredia	-		*
John C. Mulliken	-		*
Kelly Campbell	-		*
Mary C. Egan	-		*
Current directors, director nominees and executive officers as a group (17 persons)	27,782,773	(11)	28.9%

*	Denotes less than 1%.
(1)

Includes: (i) 35,140 Common Shares owned by the Hayne Foundation; (ii) 265,573 Common Shares held by two trusts, of which members of Mr. Richard A. Hayne’s immediate family are among the beneficiaries; and (iii) 23,485 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Richard A. Hayne has shared voting power. Excludes 6,145,560 Common Shares beneficially owned by Mr. Richard A. Hayne’s spouse, as to which he disclaims beneficial ownership.

(2)

Includes: (i) 100,000 Common Shares subject to presently exercisable options; (ii) 3,080,256 Common Shares held by two trusts of which Mr. Cherken is a co-trustee with Mr. D. Hayne; (iii) 4,939,876 Common Shares held by two trusts of which Mr. Cherken is co-trustee with Ms. Hayne; and (iv) 115,165 Common Shares held by three trusts of which Mr. Cherken is a trustee.

(3)

Includes: (i) 5,047,406 Common Shares owned by six trusts, of which members of Ms. Hayne’s immediate family are among the beneficiaries (Mr. Cherken is co-trustee of two of these trusts and Mr. D. Hayne is co-trustee of one of these trusts); and (ii) 11,302 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Ms. Hayne has shared voting power.

(4)	Includes 417 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Ms. Harrington has shared voting power.
(5)	Includes 100,000 Common Shares subject to presently exercisable options.
(6)	Includes 100,000 Common Shares subject to presently exercisable options.
(7)	Includes 30,000 Common Shares subject to presently exercisable options.
(8)	Includes 15,000 Common Shares subject to presently exercisable options.
(9)	Includes 10,000 Common Shares subject to presently exercisable options.
(10)	Includes 505 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Conforti has shared voting power.
(11)	Includes 355,000 Common Shares subject to presently exercisable options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Morgenfeld, Ms. Lambert, Mr. Maredia and Mr. McDonald.  As previously mentioned, Ms. Lambert will not be standing for re-election.  At this time, the Board of Directors has not made any determination regarding Ms. Lambert’s replacement on the Compensation Committee.  No member of the Compensation Committee who served on the Compensation Committee at any time during Fiscal 2022 is or was during Fiscal 2022 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN BUSINESS RELATIONSHIPS

Richard A. Hayne, Chief Executive Officer and Chairman, and Margaret A. Hayne, Co-President and Chief Creative Officer of Urban Outfitters, Inc., are married. Mr. Hayne’s son, David A. Hayne, is employed by the Company, and his total compensation in Fiscal 2022 was $2,117,436, including salary, bonus, equity awards and 401(k) Company contributions.

Harry S. Cherken, Jr., a director of the Company, is Senior Counsel at the law firm of Faegre Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2022 and is expected to continue to do so in the future. Faegre Drinker Biddle & Reath LLP has received customary compensation for these services in a net amount of $1,027,214 during Fiscal 2022.

Todd R. Morgenfeld, a director of the Company, is Chief Financial Officer and Head of Business Operations of Pinterest, Inc., which provided digital marketing services to the Company in Fiscal 2022 and is expected to continue to do so in the future. The amount paid to Pinterest, Inc. for such digital marketing services was financially immaterial to Pinterest, Inc. and is unrelated to Mr. Morgenfeld’s compensation from Pinterest, Inc. Mr. Morgenfeld did not provide and was not involved in the provision of digital marketing services by Pinterest, Inc. to the Company, and he does not intend to provide or be involved in the provision of such services by Pinterest, Inc. in the future. The Board of Directors considered these matters in determining Mr. Morgenfeld’s independence.

Pursuant to the terms of the Code of Conduct, which applies to all of the Company’s directors, officers and employees, conflicts of interest are prohibited unless approved by the Board of Directors or allowed under guidelines approved by the Board of Directors. Under the Code of Conduct, a conflict of interest can arise whenever a person’s private interests interfere in any way with the interests of the Company, including when a director, officer or employee takes actions or has interests that make it difficult for such person to perform his or her work objectively and effectively, or when a director, officer or employee or a member of such person’s family receives potentially improper personal benefits. Each of the relationships described above has been reviewed and approved by the Board of Directors.

RELATIONSHIPS WITH AUDITORS

In May 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and has re-approved the engagement in each subsequent year. Deloitte & Touche LLP has performed audit services, including the issuance of their audit opinion for the fiscal years ended January 31, 2022, 2021 and 2020.

One or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

During Fiscal 2022, the Audit Committee was composed of three independent directors of the Company (as independence is defined under NASDAQ’s Marketplace Rules and the rules and regulations of the SEC). In addition, the Board of Directors has determined that during Fiscal 2022, all three current members of the Audit Committee, Wesley S. McDonald, Edward N. Antoian and Todd R. Morgenfeld, qualified as “audit committee financial experts” as defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Its purpose is to monitor the integrity of the financial statements, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants and appoint the independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2022 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Auditing Standard No. 1301 and other generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter received by the Audit Committee, as required by applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of nonaudit services with the accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2022 for filing with the SEC.

Wesley S. McDonald, Chairman of the Audit Committee

Edward N. Antoian

Todd R. Morgenfeld

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”) for the fiscal years ended January 31, 2022, and 2021.

	Fiscal 2022	Fiscal 2021
Audit Fees – professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q	$1,498,174	$1,422,346
Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.	—	—
Tax Fees – professional services rendered in connection with advice related to certain state tax filings	—	—
All Other Fees – represents the annual charge for a web-based accounting research tool and lease consulting	—	—
Total Fees	$1,498,174	$1,422,346

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

The Audit Committee has a pre-approval policy pursuant to which it has granted its approval for Deloitte & Touche, as the Company’s independent registered public accounting firm, to perform certain audit, audit-related, tax and other services up to specified aggregate fee levels for each service. The Audit Committee periodically reviews and revises, if necessary, the list of pre-approved services that Deloitte & Touche may provide. The Audit Committee’s policy also provides that any proposed services that are not specifically pre-approved pursuant to the policy, as well as any proposed services that exceed pre-approved cost levels established in the policy, will require the Audit Committee’s separate pre-approval. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members, who must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Deloitte & Touche during Fiscal 2022 in accordance with this policy.

PROPOSALS FOR 2023 ANNUAL MEETING

Shareholder Proposals for Inclusion in 2023 Proxy Statement. To be eligible for inclusion in the proxy statement for the 2023 Annual Meeting of Shareholders, shareholder proposals must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company prior to December 2, 2022. If notification of a shareholder proposal is not received by December 2, 2022, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

Shareholder Director Nominations for Inclusion in 2023 Proxy Statement. In December 2016, the Board of Directors amended the Company’s By-laws to implement “proxy access,” a means for the Company’s eligible shareholders to include shareholder-nominated director candidates in the Company’s proxy materials for annual meetings of shareholders. Section 1.10 was added to the By-laws to allow a shareholder, or a group of up to 20 shareholders, owning at least 3% of the number of outstanding Common Shares continuously for at least three years, to include in the Company’s proxy materials for an annual meeting of shareholders a number of director nominees up to the greater of two or 25% of the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified therein. Pursuant to Section 1.10 of the By-laws, written notice of shareholder nominations to the Board of Directors that are to be included in the Proxy Statement must be delivered to the Secretary of the Company not later than 120 nor earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any eligible shareholder who wishes to have a nomination considered at the 2023 Annual Meeting of Shareholders and included in the Company’s proxy statement must deliver a written notice (containing the information specified in the By-laws regarding the shareholder and the proposed nominee) to the Secretary of the Company between January 8, 2023, and February 7, 2023.

Shareholder Director Nomination and Other Shareholder Proposals for Presentation at the 2022 Annual Meeting Not Included in 2022 Proxy Statement. Under our By-laws, written notice of shareholder nominations to the Board of Directors or any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than

70 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2023 Annual Meeting of Shareholders but not included in the Company’s proxy statement must deliver a written notice (containing the information specified in the By-laws) to the Secretary of the Company between March 9, 2023, and March 29, 2023.

COST OF SOLICITATION

The cost of soliciting proxies will be borne directly by the Company. Solicitation may be made by mail, personal interview or telephone or other electronic means by certain officers and other employees of the Company who will receive no additional compensation for such solicitation. The Company has made arrangements with Morrow Sodali, LLC, 470 West Ave., Stamford, CT 06902, to assist us in soliciting proxies and has agreed to pay them a fee for such services that is not expected to exceed $10,000. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

HOUSEHOLDING

Some nominees may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement, annual report or Notice may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or faxing as follows: Investor Relations, Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112-1495, telephone number (215) 454-5500 and facsimile number (215) 454-4660. If you want to receive separate copies of the annual report, Proxy Statement or Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your nominee, or you may contact the Company at the above address and phone number.

ADDITIONAL INFORMATION

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2022, as filed with the SEC (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Investor Relations.

The Reports of the Compensation Committee of the Board of Directors on Executive Compensation and of the Audit Committee included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates those portions of this Proxy Statement by reference therein.

It is important that your shares be represented at the Annual Meeting. If you are unable to participate in the Annual Meeting via live audio webcast, we respectfully request that you vote promptly. You may vote your shares over the Internet, by telephone or, if you received a paper copy of the proxy card, by signing and dating it and returning it to us in the stamped and addressed envelope that is enclosed with the proxy card as promptly as possible.

By Order of the Board of Directors,

Richard A. Hayne

Chairman of the Board

April 1, 2022

APPENDIX A

URBAN OUTFITTERS

2017

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 25, 2022)

Table of Contents

Page

SECTION 1 -	PURPOSE1
SECTION 2 -	DEFINITIONS1
SECTION 3 -	ADMINISTRATION5
SECTION 4 -	STOCK5
SECTION 5 -	GRANTING OF AWARDS6
SECTION 6 -	TERMS AND CONDITIONS OF OPTIONS6
SECTION 7 -	SARS9
SECTION 8 -	RESTRICTED STOCK9
SECTION 9 -	RSUs10
SECTION 10 -	STOCK GRANTS12
SECTION 11 -	AWARD AGREEMENTS12
SECTION 12 -	ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK12
SECTION 13 -	CHANGE IN CONTROL12
SECTION 14 -	CERTAIN CORPORATE TRANSACTIONS13
SECTION 15 -	AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS14
SECTION 16 -	TERMINATION OF PLAN; CESSATION OF ISO GRANTS14
SECTION 17 -	SHAREHOLDER APPROVAL14
SECTION 18 -	MISCELLANEOUS15

URBAN OUTFITTERS

2017 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 25, 2022)

WHEREAS, Urban Outfitters, Inc. desires to grant equity incentive awards to certain of its employees, consultants and non-employee directors;

WHEREAS, the Urban Outfitters 2017 Stock Incentive Plan was effective December 12, 2016 and was approved by shareholders of the Company at its Annual Meeting on May 23, 2017 (the “2017 Plan”);

WHEREAS, the 2017 Plan is hereby amended and restated effective March 25, 2022 (the “Plan”), subject to approval by the shareholders at the 2022 Annual Meeting:

SECTION 1 -	PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals, align the economic interests of the participants with those of the shareholders and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 2 -	DEFINITIONS

The following terms when used herein shall have the following meanings unless otherwise required by the context:

(a)“Administrator” shall mean:

(1)The Chairman of the Board, with respect to an Award which (A) covers 40,000 or fewer shares of Common Stock, and (B) is granted to an individual who is not (i) subject to section 16(b) of the Exchange Act; and/or (ii) an executive officer of the Company who is (x) listed in the “Summary Compensation Table” (or successor form of disclosure) that is included in the most recent filing by the Company under the Securities Act or Exchange Act, and/or (y) serving as the Chief Executive Officer or the Chief Financial Officer of the Company immediately prior to the applicable grant date.

(2)The Committee.

(b)“Award” shall mean an ISO, NQSO, SAR, Restricted Stock, RSU or Stock Grant awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(c)“Award Agreement” shall mean a document evidencing the grant of an Award, as described in Section 11.

(d)“Board” shall mean the Board of Directors of the Company.

(e)“Cause” means any of the following (in each case as determined by the Committee): (i) the Grantee’s conviction of, or plea of nolo contendere or equivalent to any felony; (ii) the Grantee’s fraud,

willful misconduct, dishonesty or act of moral turpitude in the course of or related to the Grantee’s employment or that could reasonably be expected to be materially injurious to the Company or an affiliate; or (iii) the Grantee’s willful failure to perform the Grantee’s job duties (other than any such failure resulting from incapacity due to physical or mental illness) after notice from the Company and a reasonable opportunity to cure.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)“Committee” shall mean a committee of the Board as designated by the Board from time to time and shall consist of two or more members who are not current or former officers or employees of the Company, who are “Non-Employee Directors” to the extent required by and within the meaning of Rule 16b-3 of the Exchange Act, and who are independent directors pursuant to the listing requirements of NASDAQ.

(h)“Common Stock” shall mean the common shares of the Company, par value $0.0001 per share.

(i)“Company” shall mean Urban Outfitters, Inc.

(j)“Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.

(k)“Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)“Fair Market Value” shall mean:

(1)The closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day; or

(2)Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(n)“Good Reason” means any of the following, without the Grantee’s written consent: (i) a material and adverse change to, or diminution to, the Grantee’s job duties, reporting structure, or compensation in effect on the Grant Date (other than temporarily while the Grantee is physically or mentally incapacitated or as required by applicable law); or (ii) permanent relocation of the Grantee’s primary place of employment that increases the commuting distance from the Grantee’s primary residence on the Grant Date by more than thirty (30) miles. The Grantee may not have a Termination of Service for Good Reason hereunder unless the Grantee has provided written notice to the Company of the existence of the circumstances providing grounds for Termination of Service for Good Reason within thirty (30) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Grantee does not terminate the Grantee’s service with the Company for Good Reason within ninety (90) days after the first occurrence of the applicable grounds, then the Grantee will be deemed to have waived the Grantee’ right to have a Termination of Service for Good Reason with respect to such grounds.

(o)“Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(p)“ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422, unless the Award Agreement states that the Option will not be treated as an ISO.

(q)“Non-Employee Director” shall mean a member of the Board who is not an Employee.

(r)“NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(s)“Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(t)“Performance Goals” shall mean the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company.  The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee.  In creating these measures, the Committee may use one or more of the following business criteria, including, without limitation:  sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price of shares of Common Stock, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel.  The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(u)“Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.

(v)“Plan” shall mean the Urban Outfitters 2017 Stock Incentive Plan as set forth herein and as amended and restated effective March 25, 2022.

(w)“PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.

(x)“Related Corporation” shall mean any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a “subsidiary corporation” of the Company, as defined in Code §424(f).  For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.

(y)“Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.

(z)“RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(aa)“SAR” shall mean an Award granted pursuant to Section 7 which entitles the recipient on exercise to receive an amount determined by reference to appreciation in the value of Common Stock.

(bb)“Short-Term Deferral Period” shall mean, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period shall be within one calendar year and shall not exceed 2½ months.  A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(cc)“Stock Grant” shall mean a grant of unrestricted shares of Common Stock pursuant to Section 10.

(dd)“Termination of Service” shall mean (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (2) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates.  For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise.  A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee or the Chairman of the Board.

SECTION 3 -	ADMINISTRATION

The Plan shall be administered by the Administrator.  The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his or her) capacity as a director or an officer of the Company.

The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan.  The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable.  The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable, and (4) to, in its discretion, exclude the positive and/or negative results of material events that it does not believe should affect the calculation of the achievement of performance goals, such as impairment of assets and goodwill, legal judgments and settlements, foreign currency exchange rates, force majeure events, major corporate events such as acquisitions, divestitures and restructuring, material changes in laws and regulations, cost or approved corporate initiatives, and other matters that management may recommend to the Committee.  All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the

Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.  Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4 -	STOCK

The maximum aggregate number of shares of Common Stock remaining to be delivered under the Plan is 6,096,720, which reflects the shares not issued or subject to awards granted under the 2017 Plan as of the date of this amendment and restatement. In addition, shares that cease to be subject to Awards under the 2017 Plan by forfeiture after the date of this amendment and restatement will continue to be available for delivery under the Plan.

The limit described in the preceding sentences is also the maximum aggregate number of shares that may be issued under the Plan through ISOs. The limit stated in this Section 4 shall be subject to adjustment as described in Section 12. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan.

SECTION 5 -	GRANTING OF AWARDS

The Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as the Administrator in its (or his or her) sole discretion, determines are warranted, subject to the terms of the Plan.  However, grants of ISOs and other Awards shall be separate and not in tandem, and Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan.  More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

The minimum vesting schedule and the minimum performance period for Awards under the Plan (other than Stock grants) shall be the first anniversary of the date on which the Award is granted except that this condition shall not apply to (i) substitute awards granted in connection with a corporate transaction, and (ii) grants to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders; provided, however, that the total shares available for grants described in (ii) shall not exceed five percent (5%) of the shares available for issuance under this Plan as described in Section 4 subject to adjustment as described in Section 12.

SECTION 6 -	TERMS AND CONDITIONS OF OPTIONS

Option Award Agreements shall include expressly or by reference the following terms and conditions, as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code §422(b).

(a)Number of Shares.  The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b)Exercise Price.  The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator in its (or his or her) discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c)Term.  The term of each Option shall be determined by the Administrator, in its (or his or her) discretion; provided, however, that the term of each ISO shall be not more than ten years (five years in the case of a more-than-ten-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO.  Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14.

(d)Exercise.  An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option.  Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise).  Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Administrator, in its sole discretion, shall determine from the following alternatives, the methods by which the exercise price may be paid —

(1)in cash or, if permitted by the Administrator, its equivalent;

(2)in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);

(3)by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the positive excess of the Fair Market Value of a share of Common Stock on the date of exercise, over the per share exercise price);

(4)by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5)in any combination of paragraphs (1), (2), (3) and (4) above.

To the extent an Award Agreement does not include one or more alternatives, the Administrator hereby specifically reserves the right to exercise its (or his or her) discretion to allow the Grantee to pay the exercise price using such alternative.

(e)ISO Annual Limit.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) shall not exceed $100,000.  If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.  For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f)Termination of Service for a Reason Other Than Death or Disability.  If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination).  Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.

(g)Disability.  If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination).  Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.  In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h)Death.  If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee.  Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death).  Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.

(i)More-Than-Ten-Percent Shareholder.  If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted.  The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7 -	SARS

(a)Nature of SARs.  An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.  Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b)Exercise of SARs.  An SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify in the Award Agreement.  Any exercise of an SAR must be made by giving notice to the Company at its principal office in accordance with procedures established by the Administrator.

(c)Termination of Service.  If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g) and (h) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised.  For purposes of this Section 7(c), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g) and (h).

SECTION 8 -	RESTRICTED STOCK

(a)General Requirements.  Restricted Stock may be issued or transferred for consideration (in addition to past services) or for no additional consideration, as determined by the Administrator.  At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee).

(b)Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions.  Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock.  Cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee during the Short-Term Deferral Period upon vesting of the Restricted Stock to which they relate.  Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c)Restrictions.  Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.

(d)Lapse of Restrictions.

(1)In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.

(2)Restricted Stock Other Than Performance Stock.  With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement.

(3)Performance Stock. With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the

Performance Goals (established in accordance with Section 2(r)) have been achieved for such period.  The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (or, pursuant to the Authority granted to it under Section 3, increase) the extent to which such restrictions lapse on account of such achievement.  The restrictions described in subsection (c) shall also lapse (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability.  If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(e)Notice of Tax Election.  Any Grantee making an election under Code §83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 9 -	RSUs

(a)Nature of RSUs.  An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement.  Any fractional RSU shall be payable in cash.

(b)Grant of RSUs.  At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c).  The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee.

(c)Vesting.

(1)RSUs Other Than PSUs.  With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period.

(2)PSUs. PSUs shall vest at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(r)) have been achieved for such period.  The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (or, pursuant to the Authority granted to it under Section 3, increase) the extent to which PSUs vest on account of such achievement.  PSUs shall also vest (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability.  If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all PSUs granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(3)Payment. Except as otherwise provided in the Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 13, payment, in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period.

(d)Dividend Equivalent Rights. The Company shall credit to the Grantee’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on the dividend record date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on the dividend payment date.  RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

SECTION 10 -	STOCK GRANTS

The Administrator may make a Stock Grant to an Employee, Non-Employee Director or Consultant.  Such Stock Grant shall be fully vested on the date made.

SECTION 11 -	AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan, Code §409A and, for ISOs, Code §422(b).  For example, an Award Agreement may require forfeiture or payment of gains to the Company in the event of the Grantee’s misconduct.  The Award Agreements shall specify the type of Award granted.  Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

SECTION 12 -	ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a)The maximum number and type of shares under the limits set forth in Section 4; and

(b)The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs and RSUs under the Plan (as well as the option price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code §424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs and RSUs (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment.  Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

SECTION 13 -	CHANGE IN CONTROL

(a)Full Vesting.  Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and exercisable upon (i) a Termination of Service by action of the Company (or its successor) without Cause or (ii) a resignation by the Grantee for Good Reason, in each case, coincident with or within 12 months after a Change in Control. For the sake of clarity, Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b)Definitions.

(1)For purposes of this Plan, a “Change in Control” with respect to the Company shall mean any of the following events:

(A)a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

(B)any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

(C)the dissolution and liquidation of the Company; or

(D)any person or “group” (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard A. Hayne or his estate, personal representative or the beneficiaries under his will), becoming after December 12, 2016 the “beneficial owner,” directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

(2)For purposes hereof, the terms “group” and “beneficial owner” shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

SECTION 14 -	CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company.  If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) at any time prior to such termination.  Further, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a

“modification” under Code §424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

SECTION 15 -	AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders —

(a)a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(b)except as permitted under Section 12, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; and

(c)any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

Except as provided in Section 14, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code §424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option or SAR to become subject to Code §409A.

SECTION 16 -	TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason.  No ISOs shall be granted hereunder after December 11, 2026, which date is within 10 years after the date the Plan was adopted, or the date the Plan was approved by the shareholders of the Company, whichever is earlier.  Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 17 -	SHAREHOLDER APPROVAL

The Plan became effective on March 25, 2022. If the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan was adopted, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18 -	MISCELLANEOUS

(a)Rights.  Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement.  Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason.  A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(b)Indemnification of Board and Committee.  Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part.  Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.  The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

(c)Transferability; Registration.  No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution.  During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative.  Except as provided in an Employee’s or Consultant’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs.

A Non-Employee Director may transfer an NQSO or SAR for no consideration to (1) the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, or any person sharing the Non-Employee Director’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate own more than 50% of the voting interests.  Except as provided in the preceding sentence, or by will or the laws of descent and distribution, an NQSO or SAR granted to a Non-Employee Director shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative.  Any NQSO or SAR transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(d)Deferrals.  The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.  In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(e)Listing and Registration of Shares.  Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU or Stock Grant may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee.  Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f)Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award, upon the vesting of Restricted Stock or RSU, or upon the making of a Stock Grant shall be subject to applicable federal, state and local tax withholding requirements.  If the exercise of any Award, the vesting of Restricted Stock or RSU, or making of a Stock Grant is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his or her) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences.  Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements).  The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g)Acquisitions.  Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation.  The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

(h)Application of Funds.  Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company.  Any Common Stock received in payment for shares shall become treasury stock.

(i)No Obligation to Exercise Award.  The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(j)Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k)Unfunded Plan.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan.  No such obligation of the

Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(l)Other Conditions and Restrictions.  Notwithstanding any provision of this Plan to the contrary, Common Stock issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, including any policy related to stock holding requirements.

(m)Recoupment Policy.  Notwithstanding any provision of this Plan to the contrary, a Grantee’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Common Stock) and, in the case of Common Stock received pursuant to an Award, to retain any profit or gain the Grantee realized in connection with such an Award, shall be subject to the Clawback/Recoupment Policy adopted by the Company effective December 7, 2021 and as amended from time to time.

0

URBAN

OUTFITTERS,

INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Francis J.

Conforti, or either of them, with full power of substitution, as the undersigned's proxies to vote at the

Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for June 7, 2022, at

10:30 a.m. Eastern Time via live audio webcast at https://web.lumiagm.com/270154195 (password:

urban2022) and at any adjournment thereof.

(Continued and to be signed on the reverse side)

1.1

14475

ANNUAL MEETING OF SHAREHOLDERS OF   URBAN OUTFITTERS, INC.   June 7, 2022   GO GREEN   e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.   NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://proxy.urbn.com   Please sign, date and mail your proxy card in the envelope provided as soon as possible.    Please detach along perforated line and mail in the envelope provided.    00033333333333333000 7 060722    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method.   FOR AGAINST ABSTAIN    1. Election of Directors: Edward N. Antoian Kelly Campbell   Harry S. Cherken, Jr. Mary C. Egan   MargaretA. Hayne Richard A. Hayne Amin N. Maredia   Wesley S. McDonald   Todd R. Morgenfeld John C. Mulliken   2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for Fiscal Year 2023. 3. To approve the Amended and Restated Urban Outfitters 2017 Stock Incentive Plan. 4. Advisory vote to approve executive compensation. 5. Shareholder proposal regarding supply chain report. You are urged to sign and return this proxy so that you may be sure that your shares will be voted.   Signature of Shareholder Date: Signature of Shareholder Date:   Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.